QUALITY FOOD CENTERS, INC.

                                     Issuer,

                                       and

                           THE GUARANTORS NAMED HEREIN

                                       and

                        FIRST TRUST NATIONAL ASSOCIATION

                                     Trustee

                         -------------------------------


                                    INDENTURE


                           Dated as of March 19, 1997


                         -------------------------------


                                  $150,000,000
                    8.70% Senior Subordinated Notes due 2007

                                TABLE OF CONTENTS

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                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

    SECTION 1.1.  Definitions..............................................  1
    SECTION 1.2.  Incorporation by Reference of TIA........................ 29
    SECTION 1.3.  Rules of Construction.................................... 29

                                   ARTICLE II

                                 THE SECURITIES

    SECTION 2.1.  Form and Dating.......................................... 30
    SECTION 2.2.  Execution and Authentication............................. 30
    SECTION 2.3.  Registrar and Paying Agent............................... 31
    SECTION 2.4.  Paying Agent to Hold Assets in Trust..................... 32
    SECTION 2.5.  Securityholder Lists..................................... 32
    SECTION 2.6.  Transfer and Exchange.................................... 32
    SECTION 2.7.  Replacement Securities................................... 38
    SECTION 2.8.  Outstanding Securities................................... 39
    SECTION 2.9.  Treasury Securities...................................... 39
    SECTION 2.10.  Temporary Securities.................................... 39
    SECTION 2.11.  Cancellation............................................ 40
    SECTION 2.12.  Defaulted Interest...................................... 40

                                   ARTICLE III

                                   REDEMPTION

    SECTION 3.1.  Right of Redemption...................................... 41
    SECTION 3.2.  Notices to Trustee....................................... 41
    SECTION 3.3.  Selection of Securities to Be Redeemed................... 42
    SECTION 3.4.  Notice of Redemption..................................... 42
    SECTION 3.5.  Effect of Notice of Redemption........................... 43
    SECTION 3.6.  Deposit of Redemption Price.............................. 43
    SECTION 3.7.  Securities Redeemed in Part.............................. 44

                                   ARTICLE IV


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                                    COVENANTS

    SECTION 4.1.  Payment of Securities.................................... 44
    SECTION 4.2.  Maintenance of Office or Agency.......................... 44
    SECTION 4.3.  Limitation on Restricted Payments........................ 45
    SECTION 4.4.  Corporate Existence...................................... 46
    SECTION 4.5.  Payment of Taxes and Other Claims........................ 47
    SECTION 4.6.  Compliance Certificate, Notice of Default................ 47
    SECTION 4.7.  Reports.................................................. 47
    SECTION 4.8.  [Reserved]............................................... 48
    SECTION 4.9.  Limitation on Transactions with Affiliates............... 48
    SECTION 4.10. Limitation on Additional Indebtedness and Disqualified
                  Capital Stock ........................................... 50
    SECTION 4.11. Limitation on Dividends and Other Payment Restrictions
                  Affecting Subsidiaries................................... 50
    SECTION 4.12. Limitation on Liens...................................... 51
    SECTION 4.13. Limitation on Sale of Assets and Subsidiary Stock........ 52
    SECTION 4.14. Limitation on Layering Indebtedness...................... 56
    SECTION 4.15. Limitation on Lines of Business.......................... 56
    SECTION 4.16. Waiver of Stay, Extension or Usury Laws.................. 56
    SECTION 4.17. Reorganization as a Holding Company...................... 56

                                    ARTICLE V

                              SUCCESSOR CORPORATION

    SECTION 5.1.  Limitation on Merger, Sale or Consolidation.............. 58
    SECTION 5.2.  Successor Corporation Substituted........................ 59

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

    SECTION 6.1.  Events of Default........................................ 59
    SECTION 6.2.  Acceleration of Maturity Date, Rescission and Annulment.. 61
    SECTION 6.3.  Collection of Indebtedness and Suits for Enforcement by
                  Trustee ................................................. 62
    SECTION 6.4.  Trustee May File Proofs of Claim......................... 63
    SECTION 6.5.  Trustee May Enforce Claims Without Possession of
                  Securities .............................................. 64
    SECTION 6.6.  Priorities............................................... 64
    SECTION 6.7.  Limitation on Suits...................................... 64
    SECTION 6.8.  Unconditional Right of Holders to Receive Principal,
                  Premium and Interest .................................... 65
    SECTION 6.9.  Rights and Remedies Cumulative........................... 65
    SECTION 6.10. Delay or Omission Not Waiver............................. 65
    SECTION 6.11. Control by Holders....................................... 66
    SECTION 6.12. Waiver of Past Default................................... 66


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    SECTION 6.13. Undertaking for Costs.................................... 67
    SECTION 6.14.  Restoration of Rights and Remedies...................... 67

                                   ARTICLE VII

                                     TRUSTEE

    SECTION 7.1.  Duties of Trustee........................................ 67
    SECTION 7.2.  Rights of Trustee........................................ 68
    SECTION 7.3.  Individual Rights of Trustee............................. 69
    SECTION 7.4.  Trustee's Disclaimer..................................... 70
    SECTION 7.5.  Notice of Default........................................ 70
    SECTION 7.6.  Reports by Trustee to Holders............................ 70
    SECTION 7.7.  Compensation and Indemnity............................... 70
    SECTION 7.8.  Replacement of Trustee................................... 71
    SECTION 7.9.  Successor Trustee by Merger, Etc......................... 72
    SECTION 7.10. Eligibility: Disqualification............................ 72
    SECTION 7.11. Preferential Collection of Claims Against Company........ 72

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    SECTION 8.1.  Option to Effect Legal Defeasance or Covenant Defeasance. 73
    SECTION 8.2.  Legal Defeasance and Discharge........................... 73
    SECTION 8.3.  Covenant Defeasance...................................... 73
    SECTION 8.4.  Conditions to Legal or Covenant Defeasance............... 74
    SECTION 8.5.  Deposited Cash and U.S. Government Obligations to be
                  Held in Trust, Other Miscellaneous Provisions............ 75
    SECTION 8.6.  Repayment to the Company................................. 76
    SECTION 8.7.  Reinstatement............................................ 76

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

    SECTION 9.1.  Supplemental Indentures Without Consent of Holders....... 77
    SECTION 9.2.  Amendments, Supplemental Indentures and Waivers with
                  Consent of Holders....................................... 78
    SECTION 9.3.  Compliance with TIA...................................... 79
    SECTION 9.4.  Revocation and Effect of Consents........................ 80
    SECTION 9.5.  Notation on or Exchange of Securities.................... 80
    SECTION 9.6.  Trustee to Sign Amendments, Etc.......................... 80


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                                    ARTICLE X

                           RIGHT TO REQUIRE REPURCHASE

    SECTION 10.1.  Repurchase of Securities at Option of the Holder
                   Upon a Change of Control................................ 81

                                   ARTICLE XI

                                    GUARANTEE

    SECTION 11.1.  Guarantee............................................... 83
    SECTION 11.2.  Execution and Delivery of Guarantee..................... 85
    SECTION 11.3.  Additional Guarantors................................... 85
    SECTION 11.4.  Guarantor May Consolidate, Etc., on Certain Terms;
                   Release of Guarantors................................... 86
    SECTION 11.5.  Waiver of Subrogation................................... 87
    SECTION 11.6.  Certain Bankruptcy Events............................... 88


                                  ARTICLE XII

                                 SUBORDINATION

    SECTION 12.1.  Securities Subordinated to Senior Debt.................. 88
    SECTION 12.2.  No Payment on Securities in Certain Circumstances....... 88
    SECTION 12.3.  Securities Subordinated to Prior Payment of All Senior
                   Debt on Dissolution, Liquidation or Reorganization...... 89
    SECTION 12.4.  Securityholders to Be Subrogated to Rights of Holders
                   of Senior Debt ......................................... 90
    SECTION 12.5.  Obligations of the Company and the Guarantors
                   Unconditional .......................................... 91
    SECTION 12.6.  Trustee Entitled to Assume Payments Not Prohibited in
                   Absence of Notice....................................... 91
    SECTION 12.7.  Application by Trustee of Assets Deposited with It...... 91
    SECTION 12.8.  Subordination Rights Not Impaired by Acts or Omissions
                   of the Company, the Guarantors or Holders of Senior Debt 92
    SECTION 12.9.  Securityholders Authorize Trustee to Effectuate
                   Subordination of Securities............................. 92
    SECTION 12.10.  Right of Trustee to Hold Senior Debt................... 93
    SECTION 12.11.  Article XII Not to Prevent Events of Default........... 93
    SECTION 12.12.  No Fiduciary Duty of Trustee to Holders of Senior Debt. 93

                                  ARTICLE XIII

                                  MISCELLANEOUS

    SECTION 13.1.  TIA Controls............................................ 93


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    SECTION 13.2.  Notices................................................. 93
    SECTION 13.3.  Communications by Holders with Other Holders............ 95
    SECTION 13.4.  Certificate and Opinion as to Conditions Precedent...... 95
    SECTION 13.5.  Statements Required in Certificate or Opinion........... 95
    SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar............... 96
    SECTION 13.7.  Non-Business Days....................................... 96
    SECTION 13.8.  Governing Law........................................... 96
    SECTION 13.9.  No Adverse Interpretation of Other Agreements........... 96
    SECTION 13.10. No Recourse against Others.............................. 97
    SECTION 13.11. Successors.............................................. 97
    SECTION 13.12. Duplicate Originals..................................... 97
    SECTION 13.13. Severability............................................ 97
    SECTION 13.14. Table of Contents, Headings, Etc........................ 97
    SIGNATURES............................................................. 98

    Exhibit A..............................................................A-1

      INDENTURE, dated as of March 19, 1997, by and among Quality Food Centers, Inc., a Washington corporation (the "Company"), the Guarantors referred to below and First Trust National Association, as Trustee.

      In consideration of $1.00 in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 8.70% Senior Subordinated Notes due 2007:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.1.  Definitions.

      "Acceleration Notice" shall have the meaning specified in Section 6.2.

      "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of the Subject Entity or is merged or consolidated into or with the Subject Entity or any of its Subsidiaries.

      "Acquisition" means the purchase or other acquisition of (i) any person,
(ii) all or substantially all of the assets of any person or (iii) all or substantially all of any division or line of business of any person, in each case by any other person, whether by purchase, stock purchase, merger, consolidation or other transfer, and whether or not for consideration.

      "Affiliate" means with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, of a person shall for such purposes be deemed to have control of such person.

      "Affiliate Transaction" shall have the meaning specified in Section 4.9.

      "Agent" means any authenticating agent, Registrar, Paying Agent or transfer agent.

      "Asset Sale" shall have the meaning specified in Section 4.13.

      "Asset Sale Offer" shall have the meaning specified in Section 4.13.

      "Asset Sale Offer Period" shall have the meaning specified in Section
4.13.

      "Asset Sale Offer Price" shall have the meaning specified in Section 4.13.

      "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of (a) the products of the number of years (or fractions thereof) from such date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

      "Bankruptcy Law" means Title 11, of the United States Code and any similar applicable foreign, state or federal law for the relief of debtors generally.

      "Beneficial Owner" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), except that a person shall be deemed to have "beneficial ownership" of all shares or other securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

      "board of directors" means, with respect to any person, the board of directors of such person.

      "Board of Directors" or "Board" means, with respect to any person, the board of directors of such person or any committee of the board of directors of such person authorized, with respect to any particular matter, to exercise the power of the board of directors of such person.

      "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

      "Capital Stock" means, with respect to any person, any and all shares, interests (including, without limitation, limited and general partnership interests and joint venture interests), participations, rights or other equivalents (however designated) in the equity of such person, and any rights (other than debt securities convertible into or exchangeable for an equity interest), warrants or options exchangeable for or convertible into an equity interest in such person.

      "Capitalized Lease Obligation" means, with respect to any person, any obligation of such person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, tangible or intangible) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

      "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof of any domestic commercial bank that is a member of the Federal Reserve System, the long-term debt of which is rated at the time of acquisition thereof at least A or the equivalent thereof by Standard & Poor's, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's"), or at least A or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and having capital and surplus and undivided profits in excess of $500,000,000; (c) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), in each case maturing within 180 days of the date of acquisition, (d) commercial paper rated at the time of acquisition thereof at least A-1 or the equivalent thereof by Standard & Poor's or P-1 or the equivalent thereof by Moody's, maturing within 270 days after the date of acquisition thereof, and (e) shares of any money market mutual fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (d) above, (ii) has net assets of not less than $500 million and (iii) has the highest rating obtainable from either Standard & Poor's or Moody's.

      "Change of Control" means (i) any merger or consolidation of the Company or, from and after the date of the Reorganization, of the Company, the Holding Company or the Parent with or into any person, or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or, from and after the date of the Reorganization, of the Company, the Holding Company or the Parent, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction or series of transactions, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than any Excluded Person, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company or, from and after the date of the Reorganization, of the Company, the Holding Company or the Parent then outstanding normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee or surviving entity, (ii) any "person" or "group," other than any Excluded Person, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, (iii) from and after the date of the Reorganization, any "person" or "group", other than any Excluded Person, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Holding Company or the Parent then outstanding normally entitled to vote in the election of directors, managers or trustees, as applicable, or (iv) at any time during any period of 12 consecutive months, individuals who at the beginning of any such 12-month period constituted the board of directors of the Company or, from and after the date of the Reorganization, the board of directors of the Parent (together, in each case, with any new directors whose election by such board or whose nomination for election by the shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company or the Parent, as applicable, then in office.

      "Change of Control Offer" shall have the meaning specified in Section
10.1.

      "Change of Control Offer Period" shall have the meaning specified in
Section 10.1.

      "Change of Control Purchase Date" shall have the meaning specified in
Section 10.1.

      "Change of Control Purchase Price" shall have the meaning specified in
Section 10.1.


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

      "Change of Control Put Date" shall have the meaning specified in Section 10.1.

      "Commission" means the Securities Exchange Commission or any successor thereto.

      "Common Stock Offering" means the underwritten public offering by the Company of 4,500,000 shares of its common stock (plus up to an additional 675,000 shares of its common stock issuable upon exercise of the underwriters' over-allotment options) being made concurrently with the private placement of the Securities.

      "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means such successor.

      "Consolidated Depreciation and Amortization Expense" means, with respect to any person for any period, the depreciation and amortization expense of such person and its Subsidiaries for such period (including amortization of debt discount and deferred financing costs in connection with any Indebtedness of such person and its Subsidiaries), determined on a consolidated basis in accordance with GAAP.

      "Consolidated EBITDA" means, with respect to any person for any period, the Consolidated Net Income of such person for such period adjusted to add thereto or subtract therefrom, as applicable (to the extent deducted or included, as applicable in determining such Consolidated Net Income), without duplication, the sum of (i) Consolidated Income Tax Expense of such person for such period, (ii) Consolidated Depreciation and Amortization Expense of such person for such period, (iii) Consolidated Interest Expense of such person for such period, (iv) Consolidated LIFO Charges (Credits) of such person for such period, and (v) all other consolidated non-cash items of such person and its Subsidiaries for such period, and further adjusted to subtract therefrom all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period, all determined on a consolidated basis in accordance with GAAP; provided that any amounts referred to in any one or more of clauses (i) through (v) of this sentence which are to be added to Consolidated Net Income and which are attributable to a Subsidiary of such person which is not a Wholly-Owned Subsidiary shall be added to Consolidated Net Income only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such person and then only to the extent that the amount of such expense or charge, as applicable, attributable to such Subsidiary would be permitted at the time of determination to be dividended to such person in cash by such Subsidiary.

      "Consolidated Interest Coverage Ratio" means, with respect to any person on any date of determination (the "Transaction Date"), the ratio, on a pro forma basis, of (a) Consolidated EBITDA of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed
of) for the Reference Period to (b) Consolidated Interest Expense of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such person's Consolidated Interest Expense subsequent to the Transaction Date) for the Reference Period; provided, that for purposes of calculating Consolidated EBITDA and Consolidated Interest Expense for this definition, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Interest Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, and (iii) the Incurrence of any

Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to Refinance or retire other Indebtedness or Disqualified Capital Stock permitted by this Indenture) shall be assumed to have occurred on the first day of such Reference Period and the interest rate on any such Indebtedness or the dividend rate on any such Disqualified Capital Stock which bears interest or accrues dividends at a floating rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) which has the effect of fixing the interest rate or dividend rate on the date of computation, in which case such rate (whether higher or lower) shall be used. If such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness or dividends or other distributions on Disqualified Capital Stock of a third person, the foregoing definition shall give effect to the Incurrence of such guaranteed Indebtedness or the issuance of any such guaranteed Disqualified Capital Stock as if it had been Incurred or issued, as the case may be, by such person or such Subsidiary.

      "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, (i) the sum of (A) the aggregate amount of cash and non-cash interest expense (including capitalized interest but excluding amortization of deferred financing costs) of such person and its Subsidiaries for such period (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Swap and Hedging Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation, (y) all accrued interest and capitalized interest, and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances, Interest Swap and Hedging Obligations or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (B) the aggregate amount of cash and non-cash dividends and other distributions paid or accrued, or scheduled to be paid or accrued, during such period in respect of Disqualified Capital Stock of such person and its Subsidiaries; (C) the portion of any rental obligation of such person or its Subsidiaries for such period in respect of any Capitalized Lease Obligation allocable to interest expense (based upon the rate of interest implicit in such Capitalized Lease Obligations as reasonably determined by the Subject Entity) in accordance with GAAP; and (D) to the extent that any Indebtedness of any other person is guaranteed, or any dividends or distributions on Disqualified Capital Stock of any other person are guaranteed, by such person or any of its Subsidiaries, the aggregate amount of interest, dividends and distributions paid or accrued or scheduled to be paid or accrued by such other person during such period attributable to any such Indebtedness or Disqualified Capital Stock, as applicable, all determined on a consolidated basis in accordance with GAAP.

      "Consolidated LIFO Charges (Credits)" means, with respect to any person for any period, the consolidated LIFO charges (credits) of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any person for any period, an amount equal to (A) the net income (or loss) of such person and its Subsidiaries for such period (adjusted as provided in the next succeeding sentence) minus (B) to the extent not deducted in the computation of the amount of consolidated net income (loss) referred to in clause (A), the aggregate amount of Permitted Payments paid or accrued, or scheduled to be paid or accrued, by such person and its Subsidiaries during such period, all determined on a consolidated basis in accordance with GAAP; provided that, solely for purposes of clause (3)(a) and the proviso to clause (3)(d) of the first paragraph of
Section 4.3, Consolidated Net Income shall mean the net income (or loss) of such person and its Subsidiaries for such period (adjusted as provided in the next succeeding sentence), determined on a consolidated basis in accordance with GAAP. The amount referred to in clause (A) of and in the proviso to the preceding sentence shall be adjusted to exclude (to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses which are extraordinary (as determined in accordance with GAAP) or which are unusual or non-recurring, (b) the net income or loss of any other person (other than a Subsidiary of such person) in which such person or any of its Subsidiaries has an interest, except that any such net income shall be included only to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Subsidiary of such person during such period but in any case not in excess of such person's or Subsidiary's, as the case may be, pro rata share of such net income for such period, and any such net loss shall be included only to the extent of such person's or Subsidiary's, as the case may be, pro rata share of such net loss for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any Subsidiary of such person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted, directly or indirectly, by the terms of its charter, bylaws, partnership agreement or other organizational documents or any other agreement, instrument, judgment, decree, order, law, rule or governmental regulation applicable to such Subsidiary, (e) gains and losses in respect of any Asset Sales or other sale or disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock by such person or any of its Subsidiaries, (f) any gain or income or losses, net of taxes, attributable to refunds or credits in respect of any employee benefit plan, (g) any non-cash compensation expense in connection with the issuance of any employee stock options, (h) the effects of changes in accounting principles, and
(i) all deferred financing costs written off in connection with the early extinguishment of any Indebtedness Incurred by the Subject Entity or any of its Subsidiaries in connection with the Hughes Acquisition or the KUI Acquisition.

      "Covenant Defeasance" shall have the meaning specified in Section 8.3.

      "Credit Agreement" means the one or more credit agreements (including, without limitation, the New Credit Agreement) entered into by and among the Company and/or the Holding Company and/or any of their respective Subsidiaries and certain financial institutions which provide for in the aggregate one or more term loans, letter of credit facilities and/or revolving credit facilities, including any related notes, guarantees, letters of credit, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, refinanced, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative, lenders or holders, and, subject to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such credit agreement not prohibited by this Indenture and all refundings, refinancings and replacements of any such credit agreement not prohibited by this Indenture, including any agreement (i) extending the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Subject Entity and its Subsidiaries, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is Incurred it would not be prohibited by the covenant described in Section 4.10 or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

      "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

      "Debt Incurrence Ratio" shall have the meaning specified in Section 4.10.

      "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

      "Defaulted Interest" shall have the meaning specified in Section 2.12.

      "Definitive Securities" means Securities that are in the form of the Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

      "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

      "Designated Senior Debt" means, with respect to the Company (i) all Senior Debt of the Company under any Credit Agreement; and (ii) any other Senior Debt of the Company which (a) at the time of determination exceeds $25,000,000 in aggregate principal amount outstanding and (b) is specifically designated in the instrument or agreement creating or evidencing such Senior Debt or pursuant to which such Senior Debt was issued as "Designated Senior Debt." "Designated Senior Debt" means, with respect to any Guarantor, (i) all Senior Debt of such Guarantor under any Credit Agreement; and (ii) any other Senior Debt of such Guarantor which (a) at the time of determination exceeds $25,000,000 in aggregate principal amount outstanding and (b) is specifically designated in the instrument or agreement creating or evidencing such Senior Debt or pursuant to which such Senior Debt was issued as "Designated Senior Debt."

      "Disqualified Capital Stock" means, (a) except as set forth in clauses (b) and (c) of this paragraph, with respect to any person, Capital Stock of such person (excluding warrants, rights and options) that, by its terms or by the terms of any security into which it is then convertible, exercisable or exchangeable, is or, upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Final Maturity Date, or is convertible into or exchangeable for debt securities at any time on or prior to the Final Maturity Date, (b) with respect to any Subsidiary of such person (excluding, with respect to the Subject Entity, any of its Subsidiaries which is a Guarantor and, from and after the Reorganization, the Company), any Capital Stock (excluding warrants, rights and options) other than common stock with no preferences or redemption or repayment provisions, and (c) with respect to any Guarantor and, from and after the Reorganization, the Company, any of its Capital Stock (excluding warrants, rights and options) that (1) by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is or, upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by the Subject Entity or any of its Subsidiaries, in whole or in part, on or prior to the Final Maturity Date, or is convertible into or exchangeable for debt securities at any time on or prior to the Final Maturity Date, or (2) provides for any increase in the dividend or distribution rate or other monetary penalty, or provides for the holders thereof to be granted any additional rights, upon the failure to pay dividends or distributions thereon (including, without limitation, the right to appoint or elect one or more directors, trustees or similar persons).

      "Domestic Subsidiary" means, with respect to any person, any Subsidiary of such person other than a Foreign Subsidiary of such person.

      "DTC" shall have the meaning specified in Section 2.3.

      "Equity Offering" means an underwritten public offering of common stock of, prior to the Reorganization, the Company or, following the Reorganization, the Parent, in each case pursuant to a registration statement filed with the Commission.

      "Event of Default" shall have the meaning specified in Section 6.1.

      "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset, and (ii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

      "Excess Proceeds" shall have the meaning specified in Section 4.13.

      "Excess Proceeds Date" shall have the meaning specified in Section 4.13.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case including, the rules and regulations promulgated by the Commission thereunder.

      "Exchange Securities" means the 8.70% Senior Subordinated Notes due 2007 to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the Initial Securities that may be made by the Company and the Guarantors pursuant to the Registration Rights Agreement.

      "Excluded Person" means (i) Zell/Chilmark Fund L.P., a Delaware limited partnership ("Zell/Chilmark"), and any person who, by virtue of their position with the general partner, or with the persons that directly or indirectly control the general partner, of Zell/Chilmark may be deemed the Beneficial Owner of securities owned by Zell/Chilmark and (ii) from and after the date of the Reorganization, the Holding Company, the Parent, any Subsidiary of the Holding Company through which the Holding Company holds an interest in the Capital Stock of the Company and any Subsidiary of the Parent through which Parent holds an interest in the Capital Stock of the Company or the Holding Company.

      "Existing Indebtedness" means Indebtedness of the Company or a Subsidiary of the Company (including, without limitation, Hughes and KUA) in existence on the Issue Date, other than Indebtedness under the Old Credit Agreements, the Old Security Agreements, any Credit Agreement, and any other Indebtedness of Hughes or any of its Subsidiaries which is to be repaid in connection with the Hughes Acquisition.

      "Fair Market Value" or "fair market value" means, with respect to any assets or properties, the amount at which such assets or properties would change hands between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy.

      "Final Maturity Date" means March 15, 2007

      "Foreign Subsidiary" means, with respect to any person, any Subsidiary of such person which is incorporated or otherwise organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia and substantially all of whose consolidated assets are located outside of the United States of America.

      "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, as in effect on the Issue Date.

      "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Security attached hereto as Exhibit A.

      "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment or reimbursement of amounts drawn down under letters of credit; provided that none of the following shall constitute a "guarantee" for purposes of this
Indenture: (A) Hughes' guarantee of Santee's obligations under the Trademark License Agreement between Kraft, Inc. and Santee, as in effect on the Issue Date, and any amendments, renewals or modifications thereof so long as the obligations guaranteed in any such amended, modified or renewed agreement do not include indebtedness for borrowed money or Capitalized Lease Obligations or evidenced by bonds, notes, debentures or similar instruments, (B) guarantees by the Subject Entity or any of its Subsidiaries of Indebtedness of Santee, provided that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $30 million and, to the extent that the aggregate principal amount of such Indebtedness outstanding at any time after the 60th day following the Issue Date exceeds $10 million, then the amount of such outstanding Indebtedness in excess of $10 million shall be deemed an Investment in Santee but shall not constitute Indebtedness, and (C) agreements to purchase milk or other products from Santee. The terms "guarantee" (when used as a verb) and "guaranteed" have meanings correlative to the foregoing.

      "Guarantee" shall have the meaning provided in Section 11.1.

      "Guarantors" means (i) the Initial Guarantors and (ii) any person which becomes a Guarantor after the Issue Date in accordance with the provisions described in this Indenture, until such time as, in the case of any Guarantor, a successor replaces it in accordance with the provisions of this Indenture, in which case the term Guarantor shall thereafter include such successor, but excluding in each case any persons whose Guarantees have been released pursuant to the terms of this Indenture and any Unrestricted Subsidiaries and Non-Guarantor Foreign Subsidiaries of the Subject Entity.

      "Guarantor Foreign Subsidiary" means any Foreign Subsidiary of the Subject Entity which is a Guarantor.

      "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

      "Holding Company" means Quality Food Holdings, Inc., a Delaware corporation until a successor replaces it as a Guarantor in accordance with the provisions of this Indenture, and thereafter means such successor.

      "Hughes" means Hughes Markets, Inc., a California corporation, and its successors.

      "Hughes Acquisition" means the Company's acquisition of Hughes pursuant to the Hughes Merger Agreement.

      "Hughes Merger Agreement" means the Agreement and Plan of Merger dated as of November 20, 1996, as amended, among the Company, QHI Acquisition Corporation and Hughes.

      "Incur" or "Incurrence" shall have the respective meanings specified in
Section 4.10.

      "Incurrence Date" shall have the meaning specified in Section 4.10.

      "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof) or for the deferred purchase price of property or services, excluding any trade payables incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptances or other similar credit transactions, (b) all liabilities and obligations of such person, contingent or otherwise, evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness of other persons of the types referred to in the preceding clauses of this sentence, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon any property or assets owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the Fair Market Value (as determined in good faith by the Board of Directors of the Subject Entity and evidenced by a resolution delivered to the Trustee) of such property or assets or the amount of the obligation so secured), other than Indebtedness of Santee secured by the Liens on the Capital Stock of Santee owned by the Subject Entity or any of its Subsidiaries, (f) all Disqualified Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (g) all net payment obligations under or in respect of Interest Swap and Hedging Obligations of such person, (h) all Indebtedness of others of the types referred to in the preceding clauses of this sentence which is guaranteed by such person, and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified

Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined in good faith by the Board of Directors of the Company and evidenced by a resolution delivered to the Trustee.

      "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

      "Initial Guarantors" means (i) Hughes, (ii) KUA, and (iii) the Holding Company.

      "Initial Parent" means Quality Food, Inc., a Delaware corporation.

      "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BancAmerica Securities, Inc.

      "Initial Securities" means the 8.70% Senior Subordinated Notes due 2007 issued under this Indenture on the Issue Date.

      "Initial Unrestricted Subsidiaries" means Second Story, Inc., a Washington corporation, Hughes Realty, Inc., a California corporation, Univar San Bernardino, Inc., a California corporation, and MM Foods, Inc., a California corporation..

      "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

      "Interest Swap and Hedging Obligation" means, with respect to any person, any monetary obligation of such person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest to a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest to the same notional amount.

      "Investment" by any person in any other person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liabilities of such other person; (d) the making of any capital contribution by such person to such other person (including by means of any transfer of cash or other property or any payment for property or services for the account or use of such other person); (e) the designation by the Board of Directors of the Subject Entity of any person to be an Unrestricted Subsidiary of the Subject Entity; (f) the establishment or acquisition by the Subject Entity of a

Non-Guarantor Foreign Subsidiary; and (g) a Subsidiary of the Subject Entity ceasing for any reason to be a Subsidiary of the Subject Entity (other than as a result of its merger or consolidation with or into the Subject Entity or any of its Domestic Subsidiaries or Guarantor Foreign Subsidiaries in a transaction not prohibited by this Indenture or as a result of its designation as an Unrestricted Subsidiary) but only if the Subject Entity or any of its other Subsidiaries retains an equity interest in such former Subsidiary. The Subject Entity shall be deemed to make an Investment in an amount equal to the portion (proportionate to the Subject Entity's equity interest in the relevant Subsidiary) of the Fair Market Value (as determined in good faith by the Board of Directors of the Subject Entity and evidenced by a resolution delivered to the Trustee) of any Subsidiary (or, if neither the Subject Entity nor any of its Subsidiaries has theretofore made an Investment in such Subsidiary, in an amount equal to the Fair Market Value (determined as aforesaid) of the Investment being made) at the time that such Subsidiary is designated as an Unrestricted Subsidiary. The Subject Entity shall be deemed to make an Investment in an amount equal to the Fair Market Value (determined as aforesaid) of the Investment being made at the time the Subject Entity acquires or establishes a Non-Guarantor Foreign Subsidiary. In addition, if any Subsidiary of the Subject Entity shall cease for any reason to be a Subsidiary of the Subject Entity (other than as a result of its merger or consolidation with or into the Subject Entity or any of its Domestic Subsidiaries or Guarantor Foreign Subsidiaries in a transaction not prohibited by this Indenture or as a result of its designation as an Unrestricted Subsidiary), then the Subject Entity shall be deemed to make an Investment in an amount equal to the portion (proportionate to the Subject Entity's remaining equity interest in such former Subsidiary immediately after it ceases to be a Subsidiary) of the Fair Market Value (as determined in good faith by the Board of Directors of the Subject Entity and evidenced by a resolution delivered to the Trustee) of such former Subsidiary at such time. Any property transferred between an Unrestricted Subsidiary and the Subject Entity or a Subsidiary of the Subject Entity, or between any Non-Guarantor Foreign Subsidiary and the Subject Entity or a Guarantor Foreign Subsidiary or Domestic Subsidiary of the Subject Entity, shall in each case be valued at its Fair Market Value (determined as aforesaid) at the time of such transfer. The amount of any such Investment shall be reduced by any liabilities or obligations of the Subject Entity or any of its Subsidiaries to be assumed or discharged in connection with such Investment by an entity other than the Subject Entity or any of its Subsidiaries or Unrestricted Subsidiaries; provided that, in the case of any Investment in a Non-Guarantor Foreign Subsidiary, such Investment shall be reduced only to the extent of any liabilities or obligations of the Subject Entity or any of its Guarantor Foreign Subsidiaries or Domestic Subsidiaries which are so assumed or discharged.

      "Issue Date" means March 19, 1997.

      "Junior Security" means securities of the Company or any Guarantor that are equity securities or are subordinated in right of payment to all Senior Debt of the Company or of such Guarantor, as the case may be, at least to the same extent that the Security or the Guarantees, as applicable, are subordinated to the payment of all Senior Debt of the Company or such Guarantor, as applicable, then outstanding.

      "KUA" means KU Acquisition Corporation, a Washington corporation and its successors.

      "KUI" means Keith Uddenberg, Inc., a Washington corporation.

      "KUI Acquisition" means the Company's acquisition of KUI pursuant to the KUI Merger Agreement.

      "KUI Merger Agreement" means the Agreement and Plan of Merger dated December 18, 1996, as amended, among the Company, KUA and KUI.

      "Legal Defeasance" shall have the meaning specified in Section 8.2.

      "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give a security interest).

      "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

      "Merger Subsidiary" shall have the meaning set forth in Section 4.17.

      "Net Cash Proceeds" means the aggregate amount of Cash or Cash Equivalents received after the Issue Date by the Subject Entity in the case of a sale of its Qualified Capital Stock and by the Subject Entity or any of its Subsidiaries in respect of an Asset Sale or an Event of Loss plus, in the case of an issuance of Qualified Capital Stock of the Subject Entity upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Subject Entity that were issued for cash after the Issue Date, the amount of cash originally received by the Subject Entity upon the issuance of such securities (including any such options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all out-of-pocket payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) reasonably incurred in connection with such Asset Sale, Event of Loss or sale of Qualified Capital Stock, as applicable, and, in the case of an Asset Sale or Event of Loss only, less (i) the amount (estimated reasonably and in good faith by the Subject Entity) of income, franchise, sales and other applicable taxes required to be paid by the Subject Entity or any of its Subsidiaries in connection with such Asset Sale or Event of Loss, as applicable,
(ii) the amounts of any repayments of Indebtedness of the Subject Entity or any of its Subsidiaries secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or Event of Loss, as applicable, or Indebtedness of the Subject Entity or any of its Subsidiaries associated with such assets which is due by reason of such Asset Sale or Event of Loss, as applicable, (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such Indebtedness, or by the terms of a consent granted thereunder, on the condition that the proceeds of such disposition (or portion thereof) be applied to such Indebtedness), provided that (A) the repayment of such Indebtedness is permitted by this Indenture, and (B) to the extent that any such Indebtedness so repaid is Senior Debt, the amount of such repayment shall permanently reduce the amount of such Senior Debt outstanding (and, in the case of Senior Debt outstanding under a revolving credit facility or similar arrangement that makes credit available, the commitment thereunder is also permanently reduced by such amount); (iii) all amounts deemed appropriate by the Subject Entity (as evidenced by an Officers' Certificate of the Subject Entity delivered to the Trustee) to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale or Event of Loss, as applicable; and (iv) with respect to Asset Sales or Event of Loss by Subsidiaries of the Subject Entity, the portion of such cash payments attributable to persons holding a minority interest in such Subsidiary.

      "New Credit Agreement" means the Amended and Restated Credit Agreement dated as of March 14, 1997 among the Company, the Holding Company, the Initial Parent, the various financial institutions party thereto from time to time, and Bank of America National Trust and Savings Association, as administrative agent and paying agent, and The Chase Manhattan Bank, as administrative agent.

      "Non-Cash Net Proceeds" means the aggregate Fair Market Value (as determined in good faith by the Board of Directors of the Subject Entity and evidenced by a resolution delivered to the Trustee) of property (other than Cash or Cash Equivalents) received after the Issue Date by the Subject Entity from the issuance and sale of its Qualified Capital Stock plus, in the case of an issuance of Qualified Capital Stock of the Subject Entity upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Subject Entity that were issued for property (other than Cash or Cash Equivalents) after the Issue Date, the aggregate Fair Market Value (determined as aforesaid) of the property (other than Cash and Cash Equivalents) originally received by the Subject Entity upon the issuance of such securities (including any such options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all out-of-pocket payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) reasonably incurred in connection with the sale of such Qualified Capital Stock.

      "Non-Guarantor Foreign Subsidiary" means any Foreign Subsidiary of the Subject Entity which is not a Guarantor.

      "Notice of Default" shall have the meaning specified in Section 6.2.

      "Officer" means, with respect to the Company or a Guarantor, the Chairman, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company or such Guarantor, as applicable; provided that, in the case of any Guarantor which is not a corporation, the term "Officer" shall mean any other natural person who is authorized to execute the certificate, instrument or other document on behalf of such Guarantor.

      "Officers' Certificate" means, with respect to any person, a certificate signed by two Officers or by an Officer and an Assistant Secretary of such person and otherwise complying with the requirements of Sections 13.4 and 13.5, and delivered to the Trustee or an Agent, as applicable.

      "Old Credit Agreements" means the Credit Agreement dated as of March 15, 1995 among the Company, Bank of America National Trust and Savings Association, as Agent, Seattle First National Bank, as Swingline Lender, Bank of America Illinois, as Issuing Lender, and the other financial institutions party thereto and the Loan Agreement dated as of October 31, 1995 among Hughes and Union Bank, in each case including any related notes and guarantees executed in connection therewith.

      "Old Security Agreements" means any security agreement, trademark security agreement, pledge agreement, mortgage, deed of trust or other similar instrument or agreement entered into by the Company or Hughes or any of their respective Subsidiaries in connection with or pursuant to any of the Old Credit Agreements.

      "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which may include, unless otherwise provided herein, counsel to the Trustee or the Company including an employee of the Company) or an Agent, as applicable, complying with the requirements of Sections 13.4 and 13.5, and delivered to the Trustee or an Agent, as applicable.

      "Parent" means, at any date from and after the date of the Reorganization, the person which, directly or through one or more of its Subsidiaries, owns at least a majority of the outstanding Voting Stock of the Holding Company on such date and is the ultimate parent of the Holding Company on such date.

      "Pari Passu Indebtedness" means Indebtedness of the Company or any Guarantor which ranks pari passu in right of payment with the Securities or with the Guarantee of such Guarantor, as the case may be.

      "Paying Agent" shall have the meaning specified in Section 2.3.

      "Payment Blockage Period" shall have the meaning specified in Section
12.2.

      "Payment Default" shall have the meaning specified in Section 12.2.

      "Payment Notice" shall have the meaning specified in Section 12.2.

      "Permitted Indebtedness" means, without duplication:

      (a) Indebtedness evidenced by the Securities or the Guarantees or arising under this Indenture;

      (b) Indebtedness of the Subject Entity or any of its Subsidiaries under the Credit Agreements up to an aggregate principal amount outstanding at any time not to exceed (i) $600 million minus (ii) the aggregate principal amount of any such Indebtedness (x) repaid with Net Cash Proceeds from any Asset Sale or Event of Loss or by application of amounts referred to in clause (ii)(B) of the definition of "Net Cash Proceeds" or (y) assumed by a transferee in any Asset Sale;

      (c) Indebtedness owed by the Subject Entity to any Subsidiary of the Subject Entity and Indebtedness owed by any Subsidiary of the Subject Entity to the Subject Entity or any other Subsidiary of the Subject Entity; provided that any such Indebtedness owed by the Company shall be unsecured and subordinated in right of payment to the Company's obligations pursuant to the Securities; and provided, further, that any such Indebtedness owed by any Non-Guarantor Foreign Subsidiary of the Subject Entity shall be permitted under Section 4.3 and shall not be otherwise prohibited by this Indenture;

      (d) Indebtedness Incurred by the Subject Entity or any of its Subsidiaries in connection with the purchase, construction or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business (including for the purchase of assets or stock of any retail grocery store or business, whether by merger of otherwise) or consisting of Capitalized Lease Obligations, provided that (i) at the time of the Incurrence thereof, such Indebtedness, together with any other Indebtedness Incurred during the then most recently completed four fiscal quarter period in reliance upon this clause (d), does not exceed, in the aggregate, 3% of net sales of the Subject Entity and its Subsidiaries during such four fiscal quarter period on a consolidated basis in accordance with GAAP (calculated on a pro forma basis if the date of Incurrence is prior to the end of the fourth fiscal quarter following the Hughes Acquisition), (ii) at the time of Incurrence thereof, such Indebtedness, together with all then outstanding Indebtedness Incurred in reliance upon this clause (d), does not exceed, in the aggregate, 3% of the net sales of the Subject Entity and its Subsidiaries during the most recently completed twelve fiscal quarter period on a consolidated basis in accordance with GAAP (calculated on a pro forma basis if the date of Incurrence is prior to the end of the twelfth fiscal quarter following the Hughes Acquisition), and (iii) such Indebtedness is Incurred concurrently with, or within 180 days of, such acquisition or purchase or the completion of such construction or improvement or the inception of such lease, as the case may be, and, if secured, is secured only by the property so purchased, constructed, improved or leased (and proceeds and products therefrom);

      (e) Indebtedness arising from tender, bid, performance or government contract bonds, surety bonds or completion guarantees or other obligations of like nature, or warranty or contractual service obligations, in any case Incurred by the Subject Entity any of its Subsidiaries in the ordinary course of business;

      (f) Interest Swap and Hedging Obligations that are Incurred by the Subject Entity or any of its Subsidiaries for the purpose of fixing or hedging interest rates or currency rates with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of such Indebtedness or the amount of such receivable or liability to which such Interest Swap and Hedging Obligation relates, as applicable, at the time such Indebtedness, receivable or liability is first incurred or, if later, the time such Interest Swap and Hedging Obligation is first entered into (so long as any subsequent reduction in the amount of such Indebtedness, receivable or liability without a corresponding reduction in such notional amount is for a valid business purpose and not for speculation and such notional amount at no time exceeds the principal amount of such Indebtedness or the amount of such receivable or liability, as applicable, by more than 20% or, in the event that such notional amount shall at any time exceed the principal amount of such Indebtedness or the amount of such receivable or liability by more than 20%, such Interest Swap and Hedging Obligation is promptly terminated); and provided, further, that notwithstanding the preceding proviso, the Subject Entity or any of its Subsidiaries may enter into an Interest Swap and Hedging Obligation which would otherwise be permitted under this clause (f) up to 90 days in advance of the date on which the related Indebtedness, receivable or other liability is expected to be incurred so long as (x) such Interest Swap and Hedging Obligation is entered into for a valid business purpose and not for speculation and the notional amount thereof does not exceed the amount of the Indebtedness, receivable or liability, as applicable, which the Subject Entity reasonably anticipates will be incurred,
(y) such Indebtedness, receivable or liability, as applicable, is incurred within such 90-day period or, if not incurred within such period, such Interest Swap and Hedging Obligation is promptly terminated, and (z) the notional amount of such Interest Swap and Hedging Obligation does not exceed the principal amount of such Indebtedness or the amount of such receivable or liability, as applicable, when such Indebtedness, receivable or liability is first incurred or at any time thereafter by more than 20% or, in the event that such notional amount shall at any time exceed the principal amount of such Indebtedness or the amount of such receivable or liability by more than 20%, such Interest Swap and Hedging Obligation is promptly terminated;

      (g) Indebtedness of the Subject Entity or any of its Subsidiaries represented by letters of credit for the account of the Subject Entity or such Subsidiary in order to provide security for workers' compensation claims, payment obligations in respect of self-insurance arrangements or similar arrangements entered into in the ordinary course of business, or other Indebtedness (so long as such Indebtedness is not for borrowed money or Capitalized Lease Obligations or evidenced by bonds, notes, debentures or similar instruments) with respect to reimbursement type obligations regarding workers' compensation claims in the ordinary course of business or represented by letters of credit for the account of the Subject Entity or any of its Subsidiaries in connection with the purchase of goods or services in the ordinary course of business;

      (h) Existing Indebtedness of the Subject Entity or any of its Subsidiaries (after giving effect to the Hughes Acquisition);

      (i) other Indebtedness of the Subject Entity or any of its Subsidiaries in an aggregate principal amount not to exceed $25 million at any time outstanding;

      (j) guarantees incurred in the ordinary course of business by the Subject Entity or any Subsidiary of the Subject Entity of Indebtedness of any other person in an aggregate principal amount not to exceed $15 million outstanding at any time;

      (k) Indebtedness arising from agreements of the Subject Entity or any of its Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case Incurred in connection with the disposition of any business, assets or Subsidiary of the Subject Entity, other than guarantees of Indebtedness Incurred or assumed by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Subject Entity and its Subsidiaries in connection with such disposition;

      (l) guarantees by the Subject Entity or any of its Subsidiaries of Indebtedness or other liabilities of Santee to the extent that such guarantees are permitted under clause (viii) or (ix) of the definition of Restricted Investment; and

      (m) Indebtedness or Disqualified Capital Stock of the Subject Entity or any of its Subsidiaries ("Refinancing Indebtedness") (1) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part or (2) constituting an amendment, modification or supplement to, or a deferral or renewal of ((1) and (2) above are, collectively, a "Refinancing" and the term "Refinance" shall have a correlative meaning) any Indebtedness or Disqualified Capital Stock of the Subject Entity or any of its Subsidiaries which was Incurred in compliance with the Debt Incurrence Ratio described in the second paragraph in Section 4.10 or pursuant to above clause (a) or (h) (provided that the amount of such Indebtedness so Refinanced is permanently reduced and, if any such Indebtedness so Refinanced was Incurred under a revolving credit facility or similar arrangement, the commitment thereunder is also permanently reduced by an amount equal to the amount of such Indebtedness so Refinanced) or this clause (m); provided, however, that (u) the aggregate principal amount of Indebtedness or the aggregate liquidation preference of the Disqualified Capital Stock, as the case may be, Incurred pursuant to this clause (m) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the aggregate principal amount of the Indebtedness or the aggregate liquidation preference of the Disqualified Capital Stock, as the case may be, so Refinanced (or, if the Indebtedness so Refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the amount that would be payable upon such an acceleration on the date of such Refinancing), plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of such Indebtedness or Disqualified Capital Stock, as applicable, or the amount of any premium reasonably determined by the Board of Directors of the Subject Entity as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated purchase plus the amount of reasonable and customary out-of-pocket fees and expenses payable in connection therewith; (v) Refinancing Indebtedness Incurred by the Subject Entity or any of its Guarantor Foreign Subsidiaries or Domestic Subsidiaries shall not be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of a Non-Guarantor Foreign Subsidiary of the Subject Entity, unless such Incurrence complies with Section 4.3; (w) Refinancing Indebtedness shall not have an Average Life shorter than the Average Life of the Indebtedness or Disqualified Capital Stock, as applicable, to be Refinanced at the time of such Refinancing (unless the Average Life of the Indebtedness or Disqualified Capital Stock to be Refinanced is, at the time of such Refinancing, longer than the Average Life of the Securities at such time, in which case such Refinancing

Indebtedness must have an Average Life longer than the Average Life of the Securities at such time), and Refinancing Indebtedness shall have a final maturity date which is on or after the earlier of (1) two Business Days after the Final Maturity Date and (2) the final maturity date of the Indebtedness or Disqualified Capital Stock, as applicable, to be Refinanced; (x) to the extent that the Indebtedness or Disqualified Capital Stock to be so Refinanced requires the scheduled payment of installments of principal or liquidation amount or scheduled sinking fund payments on or prior to the Final Maturity Date, the Refinancing Indebtedness may also require scheduled payments of installments of principal or liquidation amount or sinking fund payments, as applicable, on or prior to the Final Maturity Date so long as the dates of any such scheduled payments falling on any date which is both (1) on or prior to the final maturity date of the Indebtedness or Disqualified Capital Stock, as applicable, to be Refinanced and (2) on or prior to the Final Maturity Date are no earlier than, and the amounts of such payments are no greater than, was the case with respect to the Indebtedness to be so Refinanced; (y) in the case of Refinancing Indebtedness Incurred to Refinance Subordinated Indebtedness or Disqualified Capital Stock, such Refinancing Indebtedness is expressly subordinated, by the terms of the instrument or agreement evidencing such Refinancing Indebtedness or pursuant to which it is issued, in right of payment to the Securities or the Guarantees, as applicable, at least to the same extent as the Indebtedness or Disqualified Stock to be so Refinanced; and (z) if the Indebtedness to be Refinanced is Pari Passu Indebtedness, such Refinancing Indebtedness constitutes Pari Passu Indebtedness or Subordinated Indebtedness.

      "Permitted Lien" means any of the following: (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Subject Entity and its Subsidiaries in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, suppliers, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that the underlying obligations are not overdue or such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Subject Entity and its Subsidiaries in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects which do not materially interfere with the ordinary conduct of the business of the Subject Entity and its Subsidiaries; (f) Liens arising by operation of law in connection with judgments, but only to the extent, for an amount and for a period not resulting in an Event of Default; (g) pledges or deposits made and Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) any Liens securing the Securities or the Guarantees or created by this Indenture; (i) Liens on any assets or property of any person existing at the time such person becomes a Subsidiary of the Subject Entity or is merged into or consolidated with the Subject Entity or another Subsidiary of the Subject Entity, or Liens on assets or property existing at the time of acquisition thereof by the Subject Entity or a Subsidiary of the Subject Entity, provided in each case that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets or property; (j) Liens securing Indebtedness permitted to be Incurred by the Subject Entity or any of its Subsidiaries under clause (d) of the definition of Permitted Indebtedness or securing other Purchase Money Indebtedness of the Subject Entity or any of its Subsidiaries which is not prohibited by this Indenture, provided such Liens (i) relate to (and only to) the property and assets (and proceeds and products thereof) which were acquired (including property acquired under a capitalized lease), improved or constructed with such Indebtedness, and (ii) the Liens securing such Indebtedness shall be created not later than 180 days after such acquisition or the completion of such improvement or construction or the inception of any such capitalized lease;
(k) Liens securing Refinancing Indebtedness Incurred to Refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Securities and the Guarantees than the terms of the Liens securing such refinanced Indebtedness and which Liens do not extend to any additional property or assets; (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods; (m) leases or subleases granted in the ordinary course of business to others which do not materially interfere with the business of the Subject Entity and its Subsidiaries; (n) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Senior Debt of the Company and its Subsidiaries under Interest Swap and Hedging Obligations and under forward contracts, option futures contracts, futures options or similar agreements or arrangements designed to protect the Subject Entity or any of its Subsidiaries from fluctuations in the price of commodities;
(o) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Subject Entity or any of its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (p) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Subject Entity or any of its Subsidiaries in the ordinary course of business; (q) any interest or title of a lessor in the property subject to any lease, whether characterized as a capitalized or operating lease, other than any such interest or title resulting from or arising out of a default by the Subject Entity or any of its Subsidiaries of its obligations under such lease; (r) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under this Indenture and under which the Subject Entity or any of its Subsidiaries is lessee; (s) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof and which letters of credit are issued in connection with the purchase of goods or services in the ordinary course of business and not in respect of Indebtedness for borrowed money or Capitalized Lease Obligations or represented by bonds, notes, debentures or similar instruments; and (t) Liens on the Capital Stock or other assets of Santee.

      "Permitted Payments" means payments made to Parent after the date of the Reorganization in an aggregate amount not to exceed the sum of (without duplication):

            (i) the Pro Rata Portion of customary salary, bonus and other benefits payable to officers and employees of Parent, except any such officers and employees whose responsibilities relate primarily, in the good faith judgment of the Subject Entity's Board of Directors, to Subsidiaries and Affiliates of the Parent other than the Subject Entity and its Subsidiaries and Unrestricted Subsidiaries;

            (ii) the Pro Rata Portion of customary fees and expenses payable to members of the Parent's Board of Directors;

            (iii) an amount equal to the sum (without duplication) of (A) 100% of the Parent's general corporate overhead expense (collectively "Parent Expenses") directly attributable, in the good faith judgment of the Subject Entity's Board of Directors, to the Subject Entity and its Subsidiaries and Unrestricted Subsidiaries plus (B) the Pro Rata Portion of those Parent Expenses which are not directly attributable, in the good faith judgment of the Subject Entity's Board of Directors, to either the Subject Entity or any of its Subsidiaries or Unrestricted Subsidiaries or to any other Subsidiaries or Affiliates of the Parent;

            (iv) the amount of foreign, federal, state or local tax liabilities payable by Parent, not to exceed the amount of any tax liabilities that would otherwise be payable by the Subject Entity and its Subsidiaries and Unrestricted Subsidiaries to the appropriate taxing authorities if they filed a separate consolidated tax return and then only to the extent that
      (A) the Parent has an obligation to pay such tax liabilities relating to the Subject Entity and its Subsidiaries and Unrestricted Subsidiaries and
      (B) such tax liabilities are not otherwise paid by Subject Entity or its Subsidiaries or Unrestricted Subsidiaries (provided that if any such payment shall not be used by the Parent to pay such tax liabilities within 45 days of the Parent's receipt of such payment, then the Subject Entity shall cause such payment to be refunded to the Subject Entity);

            (v) an amount not to exceed the sum (without duplication) of (A) amounts payable by Parent to repurchase Parent's common stock, stock options, stock appreciation rights or similar rights under employee benefit plans held by departing, retiring or deceased directors, officers or employees of the Subject Entity or any Subsidiary or Unrestricted Subsidiary of the Subject Entity and (B) the Pro Rata Portion of amounts payable by Parent after the date of the Reorganization to repurchase Parent's common stock, stock options, stock appreciation rights or similar rights under employee benefit plans held by departing, retiring or deceased officers or employees of Parent whose responsibilities did not relate primarily, in the good faith judgment of the Subject Entity's Board of Directors, to Subsidiaries and Affiliates of Parent other than the Subject Entity and its Subsidiaries and Unrestricted Subsidiaries or held by departing or deceased directors of Parent (provided that the aggregate amount paid by Subject Entity pursuant to this clause (v) shall not exceed $1 million in any fiscal year); and

            (vi) cash payments in an aggregate amount not to exceed $500,000 in any fiscal year, with any portion of such amount which is not expended in any fiscal year being carried forward;

provided that there shall be excluded from the expenses and other amounts payable by Parent referred to above (other than amounts referred to in clauses
(iv) and (v)(A) above) all expenses and other amounts which relate to periods prior to the date of the Reorganization.

      "Person" or "person" means any person, corporation, individual, partnership, limited liability company, trust, unincorporated association, or a government or any agency or political subdivision thereof.

      "Preferred Stock" means, with respect to any person, any Capital Stock of such person of any class or series (however designated) that ranks prior, as to payment of dividends or distributions or as to distributions upon voluntary of involuntary liquidation, dissolution or winding up, to shares of Capital Stock of any other class or series of such person. For purposes of this definition, the term "Capital Stock" shall not include rights, warrants or options.

      "Pro Rata Portion" means, at any date, 100% or, if the consolidated revenues of the Parent and its consolidated subsidiaries shall, for the then most recent period (the "Subject Period") of four full fiscal quarters ended prior to the date of determination, exceed the consolidated revenues of the Subject Entity and its consolidated subsidiaries for the Subject Period, then the Pro Rata Portion shall be equal to a fraction (i) the numerator of which is the consolidated revenues of the Subject Entity and its consolidated subsidiaries for the Subject Period and (ii) the denominator of which is the consolidated revenues of the Parent and its consolidated subsidiaries for the Subject Period, provided that if the date of such determination is less than four full fiscal quarters after the date of the Reorganization, then the term Subject Period shall instead mean the period from and including the date of the Reorganization through and including the last day of the then most recently ended period for which the internal financial statements necessary to make such calculation are available. All computations of consolidated revenues pursuant to this definition shall be made in accordance with GAAP.

      "Property" or "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

      "Purchase Date" shall have the meaning specified in Section 4.13.

      "Purchase Money Indebtedness" means, with respect to any person, any Indebtedness of such person to any seller or other person Incurred to finance the acquisition, improvement or construction (including in the case of a Capitalized Lease Obligation, the lease) of any business or real or personal property (or, in each case, any interest therein) acquired, improved or constructed after the Issue Date which, in the reasonable judgment of the Board of Directors of such person, is related to a Related Business and which is Incurred concurrently with, or within 180 days of, such acquisition or the completion of such improvement or construction and, if secured, is secured only by the business or property so acquired, improved or constructed (and the proceeds and products therefrom).

      "Qualified Capital Stock" means, with respect to any person, any Capital Stock of such person that is not Disqualified Capital Stock.

      "Qualified Exchange" means (i) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock of the Subject Entity or Indebtedness of the Subject Entity with the Net Cash Proceeds received by the Subject Entity from the substantially concurrent sale of its Qualified Capital Stock or a substantially concurrent capital contribution to the Subject Entity, or (ii) any exchange of Qualified Capital Stock of the Subject Entity for any outstanding Capital Stock of the Subject Entity or outstanding Indebtedness of the Subject Entity.

      "Record Date" means a Record Date specified in the form of Security attached hereto as Exhibit A, whether or not such Record Date is a Business Day.

      "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security attached hereto as Exhibit A.

      "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date (subject to the provisions of Section 3.5).

      "Reference Period" with regard to any person means the most recent period of four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

      "Refinance" and "Refinancing Indebtedness" have the meanings set forth in the definition of Permitted Indebtedness.

      "Registrar" shall have the meaning specified in Section 2.3.

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date by and between the Company and the Guarantors on the one hand, and the Initial Purchasers, on the other hand, providing for certain registration rights for the Securities.

      "Regulation S" means Regulation S under the Securities Act or any successor thereto, in each case as the same may be amended or modified from time to time.

      "Related Business" means the business conducted by the Subject Entity and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Subject Entity are related businesses, including related extensions thereof.

      "Reorganization" shall have the meaning specified in Section 4.17.

      "Restricted Investment" means any Investment other than (i) Investments in the Company or any Guarantor (including any person that pursuant to such Investment becomes a Guarantor) or any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Guarantor at the time such Investment is made; (ii) Investments in Cash Equivalents; (iii) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (iv) investments in the Securities; (v) Investments in Interest Swap and Hedging Obligations entered into by the Subject Entity or any of its Subsidiaries for bona fide business purposes and not for speculation and which Interest Swap and Hedging Obligations are not otherwise prohibited by this Indenture; (vi) loans or advances to officers, employees or consultants of the Subject Entity and its Subsidiaries for bona fide business purposes of the Subject Entity and its Subsidiaries (including travel and moving expenses) not in excess of $5 million in the aggregate at any one time outstanding; (vii) Investments in evidences of Indebtedness, securities or other property received from another person by the Subject Entity or any of its Subsidiaries in connection with any bankruptcy proceeding of such person or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure or enforcement of any Lien on the assets or property of such person held by the Subject Entity or any of its Subsidiaries, or taken in settlement of or other resolution of claims or disputes with such person, and, in each case, extensions, modifications and renewals thereof (but not increases thereof, other than as a result of the accrual or accretion of interest or original issue discount pursuant to the terms of such Investments);
(viii) Investments in Santee made prior to the second anniversary of the Issue Date in an aggregate amount not to exceed $50 million (it being understood that amounts temporarily advanced to Santee as a prepayment for the purchase of milk or other products from Santee shall not be deemed an Investment for purposes of this clause or otherwise, except to the extent of any such advances which (A) are outstanding in an aggregate amount in excess of $10 million on any date from the Issue Date through the 90th day after the Issue Date or (B) are outstanding on any date after such 90th day), provided that the proceeds of such Investments are used to pay the costs of constructing and equipping Santee's new dairy which was under construction on the Issue Date and costs reasonably related thereto;
(ix) Investments in Santee in an aggregate amount at any time outstanding not to exceed $30 million, provided that, to the extent that the aggregate amount of outstanding Investments made pursuant to clause (viii) above and this clause
(ix) shall at any time exceed $40 million, then the amount of such Investments in excess of $40 million will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph of Section 4.3; (x) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $15 million at any one time outstanding;
(xi) additional Investments in Related Businesses in an aggregate amount not to exceed $25 million at any time outstanding; (xii) Investments of the Company and its Subsidiaries existing as of the Issue Date and any extension, modification or renewal of such Investments (but not increases thereof, other than as a result of the accrual or accretion of interest or original issue discount pursuant to the terms of such Investments); (xiii) Investments in persons (other than Affiliates of the Subject Entity) received as consideration from Asset Sales to the extent not prohibited by Section 4.13 and extensions, modifications and renewals thereof (but not increases thereof, other than as a result of the accrual or accretion of interest or original issue discount pursuant to the terms of such Investments); and (xiv) Investments made by Non-Guarantor Foreign Subsidiaries in other Non-Guarantor Foreign Subsidiaries. If any Investment made pursuant to clause (viii) or (ix) of the preceding sentence is, pursuant to the proviso to such clause (ix), deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph of Section 4.3, there shall be added back to the aggregate amount of Restricted Payments available to be made referred to in such clause
(3) any net reduction in such Investment resulting from repurchases or redemptions of such Investment by Santee, proceeds realized upon the sale of such Investment to any person (other than to the Subject Entity or any of its Subsidiaries), and repayments of loans or advances or other transfers of property (valued at Fair Market Value as determined in good faith by the Board of Directors of the Subject Entity and evidenced by a resolution delivered to the Trustee) by Santee to the Subject Entity or any of its Subsidiaries (provided that such net reduction shall occur only to the extent that the monies or property giving rise to such reduction are received by the Subject Entity or a Domestic Subsidiary or Guarantor Foreign Subsidiary of the Subject Entity) or the termination of guarantees of, or other credit support with respect to, any Indebtedness or other liabilities of Santee provided by the Subject Entity or any of its Domestic Subsidiaries or Guarantor Foreign Subsidiaries, not to exceed the amount of Investments previously made by the Subject Entity and its Subsidiaries in Santee pursuant to such clause (viii) or (ix), as applicable, which were, pursuant to the proviso to such clause (ix), applied to reduce the aggregate amount of Restricted Payments available to be made pursuant to such clause (3) (provided, however, that no amount added back pursuant to this sentence shall be included in Consolidated Net Income for purposes of clause
(3)(a), or shall be added back pursuant to clause (3)(d), of the first paragraph set of Section 4.3).

      "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such person, (c) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness and (d) any Restricted Investment by such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of the Subject Entity to the extent payable in shares of Qualified Capital Stock of the Subject Entity; (ii) any dividend, distribution or other payment (A) to the Subject Entity, (B) to any Domestic Subsidiary or Guarantor Foreign Subsidiary of the Subject Entity by the Subject Entity or any of its other Subsidiaries, or (C) to any Non-Guarantor Foreign Subsidiary of the Subject Entity by any of its other Non-Guarantor Foreign Subsidiaries; or (iii) the declaration or payment of dividends or distributions by any Subsidiary of the Subject Entity on any class or series of its Capital Stock (other than rights, warrants or options), provided such dividends or distributions are made on a pro rata basis (and in like form) to all holders of Capital Stock of such class or series and except to the extent of any such dividends or distributions paid by any Domestic Subsidiary or Guarantor Foreign Subsidiary of the Subject Entity to any Non-Guarantor Foreign Subsidiary of the Subject Entity.

      "Rule 144" means Rule 144 under the Securities Act or any successor thereto, in each case as the same may be amended or modified from time to time.

      "Rule 144A" means Rule 144A under the Securities Act or any successor thereto, in each case as the same may be amended or modified from time to time.

      "Sale and Leaseback Transaction" means, with respect to any person, any transaction by which such person, directly or indirectly, becomes liable as a lessee or as a guarantor or other surety with respect to any lease of any property (whether owned at the date of this Indenture or thereafter acquired) that such person has sold or transferred or is to sell or transfer to any other person in a substantially concurrent transaction with such assumption of liability.

      "Santee" means Santee Dairies, Inc., a California corporation, and its successors.

      "SEC" means the Securities and Exchange Commission, or any successor thereto.

      "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

      "Securities Act" means the Securities Act of 1933, as amended, or any successor thereto, in each case including the rules and regulations of the Commission promulgated thereunder.

      "Securities Custodian" means the Registrar, as custodian with respect to the Securities in global form, or any successor entity thereto.

      "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

      "Senior Bank Representative" means, at any time and with respect to any Credit Agreement, the then-acting agent or agents under such Credit Agreement, which, in the case of the New Credit Agreement, shall initially be Bank of America National Trust and Savings Association and The Chase Manhattan Bank.

      "Senior Debt" means, with respect to the Company or any Guarantor, (i) any Indebtedness and other obligations of the Company or such Guarantor, as the case may be, under any Credit Agreement (including, without limitation, obligations to pay principal, premium, if any, interest, penalties, fees (including commitment fees, facility fees and letter of credit fees and commissions), expenses, indemnities, funding losses and increased costs (including capital adequacy charges)) and (ii) any other Indebtedness of the Company or such Guarantor, as the case may be (including, without limitation, obligations to pay principal, premium, if any, and interest), in each case referred to in clauses
(i) and (ii) of this sentence whether outstanding on the Issue Date or thereafter created, Incurred or assumed and including, in the case of Designated Senior Debt, interest accruing after the commencement of any bankruptcy case or proceeding at the rate specified in the applicable Designated Senior Debt whether or not such interest is allowed as a claim in such case or proceeding, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or the Guarantee of such Guarantor, as applicable, or that such Indebtedness shall rank pari passu with or subordinate in right of payment to the Securities or such Guarantee, as applicable, or that such Indebtedness shall rank subordinate in right of payment to any other

Indebtedness of the Company or such Guarantor, as applicable. Notwithstanding the foregoing, "Senior Debt" shall not include (a) Indebtedness evidenced by the Securities or the Guarantees, (b) Indebtedness to trade creditors, (c) any liability for federal, state, local or other taxes, (d) Indebtedness owed to the Company, the Holding Company or the Parent or any of their respective Subsidiaries or Unrestricted Subsidiaries, (e) Indebtedness owed to any officer, employee or director of the Company, the Holding Company or the Parent or any of their respective Subsidiaries or Unrestricted Subsidiaries, (f) Disqualified Capital Stock, (g) that portion of any Indebtedness which is Incurred in violation of this Indenture or (h) Indebtedness of the type referred to in clause (e) of the definition of the term "Indebtedness" included herein.

      "Senior Debt Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

      "Significant Subsidiary" means a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation S-X was in effect on January 1, 1996.

      "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

      "Standstill Agreements" means the Standstill Agreement dated as of January 14, 1995 between the Company and Zell/Chilmark Fund L.P., a Delaware limited partnership, and the Standstill Agreement dated as of January 14, 1995 between the Company and Stuart M. Sloan.

      "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security or in this Indenture as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing or evidencing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

      "Subject Entity" means (i) prior to the Reorganization, the Company and
(ii) from and after the Reorganization, the Holding Company.

      "Subordinated Indebtedness" means, with respect to the Company or any Guarantor, Indebtedness of the Company or such Guarantor, as the case may be, that is subordinated in right of payment to the Securities or to the Guarantee of such Guarantor, as applicable.

      "Subsidiary," with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person, or by one or more Subsidiaries of such person, and (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority equity ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Subject Entity or any of its Subsidiaries, and Santee shall not be deemed a Subsidiary of the Subject Entity or any of its Subsidiaries for any purpose under this Indenture.

      "Subsidiary Guarantors" means, prior to the Reorganization, the Guarantors and, from and after the Reorganization, the Guarantors other than the Holding Company.

      "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of the Issue Date; except as otherwise provided in Section 9.3.

      "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

      "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means such successor.

      "Trust Officer" means any officer within the corporate trust administration division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

      "Unrestricted Subsidiary" means a Subsidiary of the Subject Entity (i) whose properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness, (ii) which has no Indebtedness other than Non-Recourse Indebtedness, (iii) which does not, directly or indirectly, own any Capital Stock of, and which does not hold any Lien on any property or assets of, the Subject Entity or any other Subsidiary of the Subject Entity other than an Unrestricted Subsidiary or a Subsidiary which is concurrently being designated as an Unrestricted Subsidiary, (iv) as to which neither the Subject Entity nor any of its Subsidiaries has any direct or indirect obligation to subscribe for additional Capital Stock or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve any specified levels of operating results, (v) which either is designated by the Board of Directors of the Subject Entity as an Unrestricted Subsidiary pursuant to a Board Resolution (provided that (A) immediately prior to and immediately after giving pro forma effect to such designation, no Default or Event of Default shall have occurred and shall be continuing and (B) immediately after giving pro forma effect to such designation, the Subject Entity could Incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the second paragraph of
Section 4.10), or which is an Initial Unrestricted Subsidiary; provided that the Company may not be designated as an Unrestricted Subsidiary and, prior to the Reorganization, neither the Parent nor the Holding Company may be designated as an Unrestricted Subsidiary. For purposes of this Indenture, including the proviso to the immediately preceding sentence, the Subject Entity shall be deemed to have made an Investment in an Unrestricted Subsidiary at the time it is designated as such. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements set forth in clauses (i) through (iv) of the second preceding sentence, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by such Subsidiary as of such time. The Board of Directors of the Subject Entity may at any time designate any Unrestricted Subsidiary to be a Subsidiary of the Subject Entity; provided that such designation shall be deemed to be an Incurrence by a Subsidiary of the Subject Entity of any outstanding Indebtedness of such Unrestricted Subsidiary at such time and such designation shall only be permitted if (i) the Incurrence of such Indebtedness is not prohibited by this Indenture, (ii) immediately prior to and immediately after giving pro forma effect to such designation, no Default or Event of Default shall have occurred and shall be continuing, and (iii) immediately after giving pro forma effect to such designation, the Subject Entity could incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the second paragraph of
Section 4.10. Any such designation of a Subsidiary as an Unrestricted Subsidiary, or of an Unrestricted Subsidiary as a Subsidiary, shall be evidenced by the filing with the Trustee of the Board Resolution of the Subject Entity effecting such designation, together with an Officers' Certificate of the Subject Entity certifying that such designation complied with the foregoing conditions. As used above, "Non-Recourse Indebtedness" means Indebtedness as to which (i) neither the Subject Entity nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (2) guarantees or is otherwise directly or indirectly liable or (3) constitutes the lender (in each case, other than pursuant to and in compliance with Section 4.3) and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Subject Entity or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or to become payable prior to its Stated Maturity.

      "Voting Stock" means, with respect to any person, any class or classes or series or series of Capital Stock of such person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not, at the time, Capital Stock of any other class or classes or series or series shall have, or might have, voting power by reason of the happening of any contingency).

      "Wholly-Owned Subsidiary" means, with respect to any person, any Subsidiary of such person of which 100% of the outstanding Capital Stock is owned by such person, by one or more Wholly-Owned Subsidiaries of such person or by such person and one or more Wholly-Owned Subsidiaries of such person. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary.

      SECTION 1.2.  Incorporation by Reference of TIA.

      Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "Commission" means the SEC.

      "indenture securities" means the Securities.

      "indenture securityholder" means a Holder or a Securityholder.

      "indenture to be qualified" means this Indenture.

      "indenture Trustee" or "institutional Trustee" means the Trustee.

      "obligor" on the indenture securities means the Company, each Guarantor and any other obligor on the Securities.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

      SECTION 1.3.  Rules of Construction.

      Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) provisions apply to successive events and transactions;

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                   ARTICLE II

                                 THE SECURITIES

      SECTION 2.1.  Form and Dating.

      The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage or the terms hereof. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

      The terms and provisions contained in the form of Securities attached hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

      SECTION 2.2.  Execution and Authentication.

      Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

      If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

      A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

            The Trustee shall authenticate or cause to be authenticated the Initial Securities for original issue in the aggregate principal amount of $150,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $150,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

      Securities shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

      SECTION 2.3.  Registrar and Paying Agent.

      The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or exchange ("Registrar") and an office or agency of the Company where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that for the purposes of Articles III, VIII, X and Section 4.13 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and by its signature hereto, the Trustee hereby agrees so to act. The Company may at any time change any Paying Agent or Registrar without notice to any Holder.

      The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

      The Company initially appoints the Registrar to act as Securities Custodian with respect to the Global Securities.

            Upon the occurrence of an Event of Default described in Section 6.1(g) or (h), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may, assume the duties and obligations of the Registrar and the Paying Agent hereunder.

      The Trustee is authorized to enter into a letter of representation with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

      SECTION 2.4.  Paying Agent to Hold Assets in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any default in making any such payment. If either of the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company or any Guarantor to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

      SECTION 2.5.  Securityholder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any Paying Agent may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA ss. 312(a).

      SECTION 2.6.  Transfer and Exchange.

      (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

            (x) to register the transfer of such Definitive Securities; or

            (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

      the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for registration of transfer or exchange:

                         (i) shall be duly endorsed or accompanied by a written
            instrument of transfer in form reasonably satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing; and

                         (ii) in the case of Definitive Securities that are
            Transfer Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                        (A) if such Transfer Restricted Securities are being
                  delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                        (B) if such Transfer Restricted Security is being
                  transferred to a person the beneficial owner reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                        (C) if such Transfer Restricted Security is being
                  transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act, or (iii) to an institutional "accredited investor" within the meaning of Rule 501(A)(1),
                  (2), (3) or (7) under the Securities Act that is acquiring the Security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $100,000, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (iv) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) and in the case of (i), (iii) and (iv) above, if the Company or the Registrar so request, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

            (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                        (i) if such Definitive Security is a Transfer Restricted
            Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                        (ii) whether or not such Definitive Security is a
            Transfer Restricted Security, written instructions of the Holder directing the Registrar to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Registrar shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

            (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

            (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

                  (i) Any Person having a beneficial interest in a Global
            Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and, in the case of a beneficial interest in a Transfer Restricted Security, upon receipt by the Registrar of the following information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in such Transfer Restricted Security (all of which may be submitted by facsimile or electronically):

                        (A) if such beneficial interest in a Transfer Restricted
                  Security is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                        (B) if such beneficial interest in a Transfer Restricted
                  Security is being transferred to a person the beneficial owner reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                        (C) if such beneficial interest in a Transfer Restricted
                  Security is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act, or (iii) to an institutional "accredited investor" within the meaning of Rule 501 (A)(1), (2), (3) or (7) under the Securities Act that is acquiring the Security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $100,000, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (iv) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) and in the case of (i),
                  (iii) and (iv) above, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act;

      then the Registrar or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and the Trustee or the Trustee's authenticating agent will authenticate and deliver to the transferee a Definitive Security.

                  (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar. The Registrar shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

            (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (f) Authentication of Definitive Securities in Absence of Depository. If at any time:

                  (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities or if the Depositary ceases to be a clearing agency registered as such under the Exchange Act at any time when the Depositary is required to be so registered in order to act as depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after the Company receives such notice or learns of such ineligibility; or

                  (ii) the Company, in its sole discretion, determines that the
            Securities shall no longer be represented by Global Securities and executes and delivers to the Trustee and the Registrar an Officers' Certificate to such effect; or

                  (iii) an Event of Default with respect to the Securities shall have occurred and be continuing,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities (which the Company agrees that it will deliver), will, or its authenticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities. Such Definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee.

            (g) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

            (h) Legends.

                  (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof except Exchange Securities which have been registered under the Securities Act and which are issued in exchange for Initial Securities pursuant to an exchange offer as contemplated by the Registration Rights Agreement) shall bear a legend in substantially the following form:

            THIS SECURITY AND THE GUARANTEES HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS

            (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT AS PERMITTING THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY GUARANTOR (AS DEFINED) OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT) OF THE COMPANY OR ANY GUARANTOR WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,
            (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO BELOW) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

            (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and shall rescind any restriction on the transfer of such Transfer Restricted Security, provided that, in the case of a sale or transfer pursuant to Rule 144 under the Securities Act, the Holder thereof shall certify in writing (to be accompanied by a customary opinion of counsel) to the Registrar that such Security is being transferred pursuant to an exemption from registration pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security); and

            (B) any such Transfer Restricted Security represented by a Global Security shall bear the legend set forth in (i) above but not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provi- sions of
                  Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144 under the Securities Act, the Holder thereof shall certify in writing (to be accompanied by a customary opinion of counsel) to the Registrar that such Security is being transferred pursuant to an exemption from registration pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form set forth on the reverse of the Security).

            (i) Obligations with respect to Transfers and Exchanges of Definitive Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than any such taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.6(f), 2.10, 3.7, 4.13(8), 9.5, or 10. 1 (final paragraph)).

                  (iii) The Registrar shall not be required to register the transfer of or exchange (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or
      (b) any Security for a period beginning 15 Business Days before the mailing of a notice of redemption pursuant to Article III hereof and ending at the close of business on the day of such mailing.

                  (iv) Prior to due presentment for registration or transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name the Security is registered as the absolute owner of such Security, and none of the Trustee, Agent or the Company shall be affected by notice to the contrary.

      SECTION 2.7. Replacement Securities.

      If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee or any authenticating agent of the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to the issuance of any new Security and charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

      Every replacement Security is an additional obligation of the Company.

      SECTION 2.8. Outstanding Securities.

      Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

      If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

      If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited or prevented (including, without limitation, pursuant to Article XII hereof), then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

      SECTION 2.9. Treasury Securities.

      In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be disregarded.

      SECTION 2.10. Temporary Securities.

      Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

      SECTION 2.11. Cancellation.

      The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to it or them (as applicable) for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

      SECTION 2.12. Defaulted Interest.

      Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE III

                                   REDEMPTION

      SECTION 3.1. Right of Redemption.

      Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Company will not have the right to redeem any Securities prior to March 15, 2002, except as provided in the immediately following paragraph. On or after March 15, 2002, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein in Paragraph 5 thereof, including accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record at the close of business on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date, and subject to the provisions set forth in Section 3.5).

      Notwithstanding the foregoing, prior to March 15, 2000, the Company may redeem up to 20% of the aggregate principal amount of the Securities originally issued at a redemption price of 108% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, with the net cash proceeds of one or more public Equity Offerings of common stock, prior to the Reorganization, of the Company or, after the Reorganization, of the Parent; provided that at least 80% of the aggregate principal amount of the Securities originally issued remains outstanding immediately after the occurrence of such redemption; and provided, further, that if Securities are redeemed with the net proceeds from the sale of common stock of Parent, the Subject Entity shall have received cash from the Parent, as a capital contribution or as the net proceeds from the issuance and sale to the Parent of common stock of the Subject Entity, in an amount at least equal to the aggregate principal amount of the Securities so redeemed; and provided, further, that such notice of redemption shall be sent within 30 days after the date of closing of any such Equity Offering, and such redemption shall occur within 60 days after the date such notice is sent.

      SECTION 3.2. Notices to Trustee.

      If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

      If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

      The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

      SECTION 3.3. Selection of Securities to Be Redeemed.

      If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities or portions thereof for redemption on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate.

      The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

      SECTION 3.4. Notice of Redemption.

      At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed to such Holder's last address as then shown on the registry books of the Registrar. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

            (3) the name, address and telephone number of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

            (5) that, unless the Company defaults in its obligation to deposit Cash with the Paying Agent in accordance with Section 3.6 hereof or such redemption payment is otherwise prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

            (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, on or after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

            (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portions thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

            (8) the CUSIP number of the Securities to be redeemed; and

            (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

      SECTION 3.5.  Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or, if the Trustee is no longer the paying agent, to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is on or after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the redeemed Securities registered at the close of business on the relevant Record Date and no additional interest will be payable to Holders of the redeemed Securities on the Redemption Date, and provided, further, that if a Redemption Date is a non-Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

      SECTION 3.6. Deposit of Redemption Price.

      On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

      If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not otherwise prohibited or prevented (including, without limitation, pursuant to Article XII hereof), interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph or because payment of the Securities called for redemption is otherwise prohibited or prevented (including, without limitation, pursuant to Article XII hereof), interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, premium, if any, and interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

      SECTION 3.7. Securities Redeemed in Part.

      Upon surrender of a Security that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

      SECTION 4.1. Payment of Securities.

      The Company will pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of, premium, if any, or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment, so long as payment of such principal, premium, if any, or interest, as applicable, to the Holder or Holders entitled thereto is not otherwise prohibited or prevented (including, without limitation, pursuant to Article XII hereof).

      The Company will pay interest on overdue principal and, to the extent lawful, overdue premium, if any, and overdue installments of interest at the rate specified in the Securities compounded semi-annually.

      SECTION 4.2. Maintenance of Office or Agency.

      The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee specified in or pursuant to Section
13.2. The Company hereby initially designates the Trustee's corporate trust agency currently located at First Trust of New York, National Association, 100 Wall Street, New York, New York 10005 as such office.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      SECTION 4.3. Limitation on Restricted Payments.

      The Subject Entity will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Subject Entity is not permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the second paragraph of the covenant described in Section 4.10, or (3) the aggregate amount of all Restricted Payments made by the Subject Entity and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date would exceed the sum (without duplication) of (a) 50% of the aggregate Consolidated Net Income of the Subject Entity for the period (taken as one accounting period) commencing on the first day after the Issue Date through and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds and the aggregate Non- -Cash Net Proceeds received by the Subject Entity from the issuance and sale of its Qualified Capital Stock after the Issue Date (other than (i) from or to a Subsidiary of the Subject Entity, (ii) to the extent applied in connection with a Qualified Exchange, (iii) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness, (iv) any Net Cash Proceeds or Non-Cash Net Proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Subject Entity or any of its Subsidiaries until and to the extent such borrowing is repaid and (v) any Net Cash Proceeds from the issuance of any shares of the Company's common stock issued upon the exercise of the underwriters' over-allotment options in the Common Stock Offering), plus (c) the aggregate net cash proceeds and the aggregate Fair Market Value (as determined in good faith by the Board of Directors of the Subject Entity and evidenced by a resolution delivered to the Trustee) of all other property received by the Subject Entity as a capital contribution after the Issue Date (other than to the extent applied in connection with a Qualified Exchange), plus (d) the amount equal to the net reduction in Restricted Investments made by the Subject Entity or any of its Subsidiaries in any person resulting from (i) repurchases or redemptions of such Restricted Investments by such person, proceeds realized upon the sale of such Restricted Investments to any person (other than the Subject Entity or any of its Subsidiaries), and repayments of loans or advances or other transfers of property (valued at its Fair Market Value as determined in good faith by the Board of Directors of the Subject Entity and evidenced by a resolution delivered to the Trustee) by such person to the Subject Entity or any of its Subsidiaries (provided that such net reduction shall occur only to the extent that the monies or property giving rise to such reduction are received by the Subject Entity or a Domestic Subsidiary or Guarantor Foreign Subsidiary of the Subject Entity), or the termination of any guarantee of or other credit support or contingent obligation with respect to any Indebtedness or other liabilities of such person provided by the Subject Entity or any of its Domestic Subsidiaries or Guarantor Foreign Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Subsidiaries, so long as such Subsidiaries are Domestic Subsidiaries or Guarantor Foreign Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Restricted Investments previously made by the Subject Entity and its Subsidiaries in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments or
(iii) a Non-Guarantor Foreign Subsidiary becoming a Guarantor Foreign Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed, in the case of any Non-Guarantor Foreign Subsidiary, the amount of Restricted Investments previously made by the Subject Entity and its Guarantor Foreign Subsidiaries and Domestic Subsidiaries in such Non-Guarantor Foreign Subsidiary, but only to the extent that, in each case described in this clause
(d), such amount was previously included in the calculation of the amount of Restricted Payments (provided, however, that no amount shall be included under this clause (d) to the extent it is already included in Consolidated Net Income); plus (e) $25 million.

      The foregoing provisions will not prohibit or be violated by (A) a Qualified Exchange; (B) the payment or making of any Restricted Payment within 60 days after the date of declaration thereof or the making of any binding commitment in respect thereof if, at said date of declaration or commitment, such Restricted Payment would have complied with the provisions contained in clauses (1), (2) and (3) of the first paragraph hereof, (C) the payment or making of Permitted Payments; (D) the repurchase, redemption or other repayment of any Subordinated Indebtedness in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to the Subject Entity or one of its Subsidiaries or Unrestricted Subsidiaries) of Subordinated Indebtedness of the Subject Entity or any of its Subsidiaries with (x) an Average Life equal to or greater than the then remaining Average Life of the Subordinated Indebtedness repurchased, redeemed or repaid (unless the Average Life of the Subordinated Indebtedness repurchased, redeemed or repaid is, at the time, longer than the Average Life of the Securities at such time, in which case such new Subordinated Indebtedness must have an Average Life longer than the Average Life of the Securities at such time), and (y) a final maturity date on or after the earlier of (1) two Business Days after the Final Maturity Date and (2) the final maturity date of the Subordinated Indebtedness repurchased, redeemed or repaid (provided that, in the case of Subordinated Indebtedness of a Non-Guarantor Foreign Subsidiary, such Subordinated Indebtedness is repurchased, redeemed or repaid with the proceeds of Subordinated Indebtedness of another Non-Guarantor Foreign Subsidiary); or (E) Investments in Non-Guarantor Foreign Subsidiaries of the Subject Entity if, after giving effect to such Investment, the aggregate amount of then outstanding Investments made by the Subject Entity and its Guarantor Foreign Subsidiaries and Domestic Subsidiaries in Non-Guarantor Foreign Subsidiaries of the Subject Entity would not exceed 15% of the assets of the Subject Entity and its Subsidiaries at such time, computed on a consolidated basis in accordance with GAAP. The full amount of any Restricted Payments made pursuant to clauses (B) and (C) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

      SECTION 4.4. Corporate Existence.

      Except as otherwise provided or permitted in Article V or XI or elsewhere in this Indenture, the Company and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence (corporate or other, as applicable) in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the rights (charter and statutory) and franchises (corporate or other, as applicable) of the Company and the Guarantors; provided, however, nothing in this Section will prohibit the Company or any Guarantor from engaging in any transaction permitted under Section 11.4 hereof and provided, further, that neither the Company nor any Guarantor shall be required to preserve any right or franchise if the Board of Directors of the Subject Entity shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity.

      SECTION 4.5. Payment of Taxes and Other Claims.

      The Subject Entity will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) as contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been taken to the extent required by GAAP or (ii) where the failure to effect such payment is not adverse in any material respect to the Holders.

      SECTION 4.6. Compliance Certificate, Notice of Default.

            (a) The Company will deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of the Subject Entity and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers and stating, as to each such Officer signing such certificate, to the best of his knowledge, based on such review, whether or not the signer knows of any Event of Default or event which with notice or the passage of time would become an Event of Default which has occurred and is continuing. The Officers' Certificate will also notify the Trustee should there be any change in the Subject Entity's fiscal year.

            (b) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or any Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

      SECTION 4.7. Reports.

      The Subject Entity will file with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act, whether or not the Subject Entity has a class of securities registered under the Exchange Act, unless the Commission will not accept such documents; provided that, from and after the date of the Reorganization, the Subject Entity shall be deemed to have satisfied its obligations under this sentence if (i) the Parent shall have filed with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Parent has a class of securities registered under the Exchange Act, unless the Commission will not accept such documents (and the Subject Entity will not be deemed to have failed to satisfy the condition set forth in this clause (i) solely by reason of the Commission's failure to accept such documents) and (ii) if, for the most recent fiscal quarter covered by the Parent's consolidated financial statements included in the most recent annual report or quarterly report which the Parent has filed or is then filing with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (or if the Commission will not accept such documents, which the Parent would have theretofore or then been required to file, as applicable), the revenues of the Subject Entity and its Subsidiaries for such fiscal quarter computed on a consolidated basis in accordance with GAAP shall be less than 95% of the revenues of the Parent and its subsidiaries for such fiscal quarter computed on a consolidated basis in accordance with GAAP, the notes to such financial statements shall set forth the consolidated indebtedness, consolidated sales, consolidated capital expenditures, consolidated interest expense (net of interest income and excluding any deferred financing costs), and consolidated net earnings before interest, income taxes, depreciation, amortization, LIFO inventory charges and, if applicable, before equity earnings (losses) from subsidiaries, non-recurring and extraordinary items, and union, pension and benefit credits of the Subject Entity and its consolidated Subsidiaries, determined in accordance with GAAP, as of the same dates and for the same periods for which consolidated financial statements are presented for the Parent (provided that, in the case of such information included in the notes to the Parent's audited financial statements, such notes also shall be covered by the audit report, provided that the Parent's independent accountants may rely on the audit report of other independent accountants with respect to any acquired businesses). Whether or not the Subject Entity is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Subject Entity, at its expense (x) will be required to file with the Trustee and mail to each Holder of Securities within 15 days after filing with the Commission (or if any such filing is not permitted under the Exchange Act, 15 days after such filing would have been required), and to deliver to prospective purchasers of Securities upon written request, copies of the annual reports, quarterly reports and other documents required to be filed by Sections 13 or 15(d) of the Exchange Act and (y) so long as any of the Securities are evidenced by Global Securities, promptly deliver copies of such reports and documents to any beneficial owner of Securities upon written request by such beneficial owner; provided that, from and after the date of the Reorganization, the Subject Entity may satisfy its obligations under this sentence if (A) it shall instead have delivered the annual reports, quarterly reports and other documents of the Parent required to be filed by Sections 13 or 15(d) of the Exchange Act (whether or not Parent is subject to the reporting requirements of such Sections) and (B) the conditions set forth in clause (ii) of the preceding sentence are satisfied. In addition, the Subject Entity shall furnish to the Holders and, so long as the Securities are evidenced by Global Securities, beneficial owners of Securities and to prospective investors, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) (or any successor thereto) under the Securities Act.

      SECTION 4.8. [Reserved]

      SECTION 4.9. Limitation on Transactions with Affiliates.

      The Subject Entity will not, and will not cause or permit any of its Subsidiaries to, enter into any contract, agreement, arrangement or transaction (or any renewal or extension thereof) with (i) any Affiliate of the Subject Entity, (ii) any Affiliate of any Subsidiary of the Subject Entity or (iii) any Affiliate or Subsidiary of Parent (each, an "Affiliate Transaction") or any series of related Affiliate Transactions, unless the terms of such Affiliate Transaction are fair and reasonable to the Subject Entity or such Subsidiary, as the case may be, and are at least as favorable as the terms which could reasonably be expected to be obtained by the Subject Entity or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with persons who are not such Affiliates; provided that the following shall not be deemed Affiliate Transactions: (A) any contracts, agreements, arrangements or transactions (or any renewals or extensions thereof) solely between or among the Subject Entity and any of its Subsidiaries or between or among any Subsidiaries of the Subject Entity; (B) Permitted Payments; (C) any Restricted Payments made in compliance with Section 4.3; (D) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Subject Entity or any of its Subsidiaries; (E) transactions pursuant to any contract or agreement in effect on the Issue Date (including, without limitation, the Standstill Agreements) as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to the Subject Entity and its Subsidiaries than such contract or agreement as in effect on the Issue Date or is approved by either a majority of the disinterested directors of the Subject Entity or, in the case of amendments, modifications or replacements of any Standstill Agreement after the date of the Reorganization, a majority of the disinterested directors of Parent; (F) employment agreements entered into by the Subject Entity or any of its Subsidiaries in the ordinary course of business;
(G) transactions with suppliers or other purchases or sales of goods and services, in each case in the ordinary course of business (including, without limitation, pursuant to any joint venture agreements) and otherwise in compliance with the terms of this Indenture, which are fair to the Subject Entity, in the reasonable determination of its Board of Directors or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (H) Investments in Santee, and other contracts and agreements entered into in connection therewith, so long as none of the foregoing is prohibited by this Indenture; (I) credit support and other provisions of comfort in respect of, and other contracts and agreements entered into in connection with, Indebtedness or other obligations of Santee and all amendments, modifications and replacements thereof, so long as none of the foregoing is prohibited by any other provision of this Indenture; and (J) transactions pursuant to agreements and contracts with Santee (including agreements for the purchase of milk and other products) or with any stockholders of Santee (including stockholder agreements, indemnifications and other agreements and transactions contemplated thereby) or entered into in connection with Santee's financing of its new dairy which was under construction on the Issue Date (including Permitted Liens, guarantees, credit support and other provisions of comfort) and all amendments, modifications and replacements thereof, so long as none of the foregoing is prohibited by any other provision of this Indenture.

      Without limiting the foregoing, in connection with any Affiliate Transaction or series of related Affiliate Transactions (1) involving consideration to either party in excess of $2.5 million, the Subject Entity must deliver an Officers' Certificate to the Trustee, stating that the terms of such Affiliate Transaction are fair and reasonable to the Subject Entity or the relevant Subsidiary, as the case may be, and are no less favorable to the Subject Entity or such Subsidiary, as the case may be, than could reasonably be expected to have been obtained in an arm's length transaction with a non-Affiliate, (2) involving consideration to either party in excess of $7.5 million, a majority of the disinterested members of the Subject Entity's board of directors approve such Affiliate Transaction or series of related Affiliate Transactions, as the case may be, and, in their good faith judgment, believe that such transaction or transactions, as applicable, are fair and reasonable to the Subject Entity or such Subsidiary, as the case may be, and are no less favorable to the Subject Entity or such Subsidiary, as the case may be, than could reasonably be expected to have been obtained in an arms' length transaction with a non-Affiliate (all of the foregoing to be evidenced by a resolution of such disinterested directors delivered to the Trustee), and (3) involving consideration to either party in excess of $20 million, the Subject Entity must also, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to the Subject Entity or the relevant Subsidiary, as the case may be, from a financial point of view from an independent investment banking firm of recognized standing, provided that the requirements of this clause (3) shall only be applicable if the transaction or series of transactions is of a type as to which investment banking firms of recognized standing customarily render fairness opinions.

      SECTION 4.10. Limitation on Additional Indebtedness and Disqualified Capital Stock.

      Except as set forth in this Section 4.10, the Subject Entity will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, issue, create, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "Incur" or, as appropriate, an "Incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), except for Permitted Indebtedness.

      Notwithstanding the foregoing: if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, the Incurrence of such Indebtedness or Disqualified Capital Stock and (ii) on the date of such Incurrence (the "Incurrence Date"), the Consolidated Interest Coverage Ratio of the Subject Entity for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to the Incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Interest Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1 (the "Debt Incurrence Ratio"), then the Subject Entity and its Subsidiaries may Incur such Indebtedness or Disqualified Capital Stock.

      Indebtedness of any Person which is outstanding at the time such Person becomes a Subsidiary of the Subject Entity or is merged with or into or consolidated with the Subject Entity or any of its Subsidiaries shall be deemed to have been Incurred at the time such Person becomes such a Subsidiary of the Subject Entity or is merged with or into or consolidated with the Subject Entity or any of its Subsidiaries, as applicable.

      Notwithstanding anything to the contrary contained in this Indenture, the Subject Entity and its Subsidiaries each may guarantee Indebtedness of the Subject Entity or any Subsidiary of the Subject Entity that is permitted to be Incurred under this Indenture; provided that if such Indebtedness is subordinated in right of payment to any other Indebtedness of the obligor, then such guarantee shall be subordinated to Indebtedness of such guarantor to the same extent; and provided, further, that if the Subject Entity or any of its Domestic Subsidiaries or Guarantor Foreign Subsidiaries shall guarantee Indebtedness of any Non-Guarantor Foreign Subsidiary of the Subject Entity, such guarantee must comply with Section 4.3.

      SECTION 4.11. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

      The Subject Entity will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, assume, incur or suffer to exist any consensual restriction on the ability of the Subject Entity or any of its Subsidiaries: (i) (x) to pay dividends or make other distributions to the Subject Entity or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (y) to pay any Indebtedness owed to Subject Entity or any of its Subsidiaries, (ii) to make capital contributions, loans or advances to, or purchase Capital Stock of, the Subject Entity or any of its Subsidiaries or (iii) to transfer any of its properties or assets to the Subject Entity or any of its Subsidiaries, except (a) restrictions imposed by the Securities or this Indenture; (b) restrictions imposed by applicable law and regulation; (c) restrictions under Existing Indebtedness, as in effect on the Issue Date; (d) restrictions under any Acquired Indebtedness not Incurred in violation of this Indenture or under any agreement relating to any property, asset or business acquired by the Subject Entity or any of its Subsidiaries not acquired in violation of this Indenture, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, as the case may be; (e) restrictions imposed by the New Credit Agreement and by any other Indebtedness Incurred under paragraph (b) of the definition of Permitted Indebtedness; (f) restrictions with respect to a Subsidiary of the Subject Entity imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary (including, without limitation, by merger or consolidation), provided such sale or disposition would not be prohibited by this Indenture and such restrictions apply solely to the Capital Stock or assets of such Subsidiary which are being sold; (g) restrictions on transfer contained in Indebtedness (including, without limitation, any Capitalized Lease Obligations) Incurred pursuant to paragraph (d) of the definition of Permitted Indebtedness and in any other Purchase Money Indebtedness of the Subject Entity or any of its Subsidiaries not prohibited by this Indenture, provided such restrictions relate only to the property acquired, improved, constructed or leased (and proceeds and products thereof) with the proceeds of such Indebtedness or pursuant to such capitalized lease, as applicable; (h) customary restrictions imposed on the transfer of copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder; (i) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business; (j) Liens not prohibited by the terms of this Indenture; (k) customary net worth or similar provisions contained in leases, subleases or similar arrangements or agreements entered into by the Subject Entity or any of its Subsidiaries in the ordinary course of business; (l) customary rights of first refusal, buy-sell provisions and other similar provisions in joint venture agreements and other similar agreements; (m) restrictions under instruments or agreements (including product purchase agreements) entered into in connection with Indebtedness incurred by Santee; (n) restrictions imposed by secured Indebtedness (including, without limitation, Indebtedness secured by a mortgage or deed of trust) of the Subject Entity or any of the Subsidiaries not prohibited by this Indenture that limit the right of the debtor to dispose of the property (or proceeds or products thereof) securing such Indebtedness; and (o) in connection with and pursuant to permitted refinancings, replacements of restrictions imposed pursuant to clause (c), (d),
(e), (g), (m) or (n) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets other than those covered by the restrictions in the Indebtedness so refinanced.

      SECTION 4.12. Limitation on Liens.

      The Subject Entity will not, and will not cause or permit any of its Subsidiaries to, create, incur, assume or suffer to exist, to secure any Indebtedness other than Senior Debt, any Lien, other than Permitted Liens, upon any of their respective property (whether owned on the date of this Indenture or acquired thereafter), or upon any income or profits or proceeds therefrom, unless the Subject Entity or such Subsidiary, as the case may be, provides, concurrently therewith, that the Securities are equally and ratably secured; provided that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Securities or the Guarantee, as applicable, with the same relative priority as such Subordinated Indebtedness shall have with respect to the Securities or the Guarantee, as applicable; and provided, further, that, in the case of Indebtedness of a Guarantor, if such Guarantor shall cease to be a Guarantor in accordance with the provisions of this Indenture, such equal and ratable Lien to secure the Securities shall, without any further action, cease to exist.

      SECTION 4.13. Limitation on Sale of Assets and Subsidiary Stock.

      The Subject Entity will not, and will not cause or permit any of its Subsidiaries to, in one transaction or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their respective property, business or assets (whether owned on the date of this Indenture or thereafter acquired), including, without limitation, by merger or consolidation or by a Sale and Leaseback Transaction and including, without limitation, any sale or other transfer or issuance of any Capital Stock (other than directors qualifying shares) of any Subsidiary of the Subject Entity, as the case may be (an "Asset Sale"), unless (1) within 360 days following such Asset Sale (a) the Net Cash Proceeds received from such Asset Sale are (i) (x) used to purchase one or more businesses or to purchase more than 50% of the outstanding Capital Stock of a person operating one or more businesses, which person becomes a Subsidiary of the Subject Entity concurrently with such purchase, (y) used to make capital expenditures or to purchase inventory or (z) used to acquire other assets, in each case so long as such business or businesses, capital expenditures or assets will constitute, be a part of or be used in a Related Business (provided that, in the case of the sale of a supermarket, the Subject Entity may deem the Net Cash Proceeds therefrom to have been applied in accordance with this clause (i) to the extent of any capital expenditures made by the Subject Entity or any of its Subsidiaries to acquire or construct a replacement supermarket in the same general vicinity of the supermarket sold within 360 days preceding the date of the Asset Sale) or (ii) used to retire Senior Debt and to permanently reduce the amount of such Senior Debt outstanding (provided that in the case of a revolving credit facility or similar arrangement that makes credit available, the commitment thereunder is also permanently reduced by such amount) and (b) the Net Cash Proceeds of such Asset Sale not applied as provided in clause (a) (the "Excess Proceeds") are applied to the optional redemption of the Securities in accordance with the terms of this Indenture or to the repurchase of the Securities pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Securities at a purchase price of 100% of the principal amount (the "Asset Sale Offer Price"), plus accrued interest to the date of payment; (2) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect, on a pro forma basis, to such Asset Sale; and (3) the Subject Entity or such Subsidiary, as applicable, shall have received Fair Market Value for the property, business or assets, as applicable, disposed of in such Asset Sale; provided, however, that the Subject Entity shall have the right to exclude from the foregoing provisions any Asset Sale subsequent to the Issue Date, the proceeds of which are derived from a Sale and Leaseback Transaction of a supermarket and/or related assets or equipment which is acquired or constructed by the Subject Entity or a Subsidiary of the Subject Entity subsequent to the Issue Date, so long as any such Sale and Leaseback Transaction occurs within 365 days following such acquisition or the completion of such construction, as the case may be; and, provided, further, that clauses (2) and (3) above shall not apply to the sale or disposition of assets as a result of a foreclosure (or a secured party taking ownership of such assets in lieu of foreclosure) or as a result of an involuntary proceeding in which the Subject Entity cannot, directly or through its Subsidiaries, direct the type of proceeds received and, in such event, the 360 day period referred to in clause (1) above shall commence on the date Net Cash Proceeds therefrom are received (with a separate 360 day period commencing on each day any such Net Cash Proceeds are received). An Asset Sale Offer may be deferred until the accumulated Excess Proceeds exceeds $15,000,000 (the date on which the Excess Proceeds exceed $15,000,000 being herein referred to as the "Excess Proceeds Date") and each Asset Sale Offer shall remain open for not less than 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Excess Proceeds plus an amount equal to accrued interest to the purchase of all Securities properly tendered (on a pro rata basis if the Excess Proceeds are insufficient to purchase all Securities so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent Holders of Securities do not tender Securities in connection with any such Asset Sale Offer, the remaining Excess Proceeds may be applied in any manner not prohibited by this Indenture and the amount of Excess Proceeds shall be reset to zero. Pending the utilization of any Net Cash Proceeds in the manner (and within the time period) described in this paragraph, the Subject Entity may use any such Net Cash Proceeds to repay revolving loans under any Credit Agreement (provided that such revolving loans constitute Senior Debt) and, in that event, anything in the Indenture to the contrary notwithstanding, the Subject Entity shall not be required to reduce the commitment under the related revolving credit facility as a result of such repayments of revolving loans except to the extent the Subject Entity deems such Net Cash Proceeds to have been used to retire Senior Debt as contemplated by clause (1)(a)(ii) of the first sentence of this paragraph.

      In the event of a transaction as a result of which a Subsidiary Guarantor will be released from its Guarantee as provided in Section 11.4(c), then, anything in this Indenture to the contrary notwithstanding, such transaction shall be deemed to be an Asset Sale and shall be subject to and shall only be made in compliance with the foregoing covenant.

      Notwithstanding the provisions of the first paragraph of this Section 4.13, the following transactions shall not be deemed Asset Sales:

      (i) (A) any sale, lease, sublease, conveyance, assignment, transfer or other disposition of inventory made in the ordinary course of business or (B) any sale, lease, sublease, conveyance, assignment, transfer or other disposition, in one transaction or a series of related transactions, of any other property or assets (other than Capital Stock of a Subsidiary of the Subject Entity) with an aggregate Fair Market Value (as determined in good faith by the Board of Directors of the Subject Entity) of less than $1,000,000; (ii) any merger or consolidation of a Guarantor that is governed by and complies with the provisions described in

Section 11.4(a) or any sale, lease, sublease, conveyance, assignment, transfer or other disposition of property or assets (including, without limitation, by merger or consolidation) that is governed by and complies with the provisions described in Section 5.1; (iii) any Restricted Payment permitted in Section 4.3 or any Lien permitted by Section 4.12; (iv) any sale, lease, sublease, conveyance, assignment, transfer or other disposition of property or assets by the Subject Entity or any of its Subsidiaries to the Subject Entity or to any of its Subsidiaries; (v) any sale, lease, sublease, conveyance, assignment, transfer or other disposition of damaged, worn-out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Subject Entity or any of its Subsidiaries; (vi) any liquidation of Cash Equivalents in the ordinary course of business; (vii) the sale or other disposition of up to six of the supermarkets acquired in the KUI Acquisition so long as such sale or other disposition of any such store occurs prior to the conversion of such store to the Quality Food Centers name or format; (viii) substantially contemporaneous exchanges by the Subject Entity or any of its Subsidiaries of property or assets (including, without limitation, real property and improvements) for other property or assets, provided that the property or assets received in such exchange by the Subject Entity or such Subsidiary are part of or will be used in a Related Business and have a Fair Market Value at least equal to the Fair Market Value of the property and assets exchanged (determined in each case in good faith by the Board of Directors of the Subject Entity as evidenced by a board resolution delivered to the Trustee); provided that, if property or assets are exchanged by the Subject Entity or any of the Subsidiary Guarantors, the property or assets received in such exchange are also received by the Subject Entity or a Subsidiary Guarantor; and provided, further, that, if the property or assets to be exchanged by the Subject Entity or any of its Subsidiaries in any transaction or series of related transactions have a Fair Market Value of $20 million or more, the Board of Directors of the Subject Entity shall have received, prior to or concurrently with such exchange, one or more written opinions or valuations from appraisal or valuation firms of national or regional standing selected by the Subject Entity, with experience in appraisal or valuation of property or assets of the type to be exchanged and be received by the Subject Entity or such Subsidiary, as applicable, to the effect that the Fair Market Value of the property or assets to be received is at least equal to the Fair Market Value of the property and assets to be exchanged; (ix) any sale, transfer or other disposition of any shares of Capital Stock of any distributor or supplier of wholesale groceries or related wholesale products, which shares are (A) owned by the Subject Entity or any of its Subsidiaries on the Issue Date or (B) acquired by the Subject Entity or any of its Subsidiaries after the Issue Date in the ordinary course of business without the payment of any consideration (other than the purchase of products and services related thereto in the ordinary course of business); and (x) any Asset Sale the Net Cash Proceeds of which do not exceed $15 million and which, together with all other Asset Sales the Net Cash Proceeds of which have not been applied as contemplated by the second preceding paragraph, do not exceed $15 million in the aggregate (it being understood that, at such time as the aggregate Net Cash Proceeds from such Asset Sales exceed $15 million, all such Net Cash Proceeds shall be applied as required by the second preceding paragraph).

      All Net Cash Proceeds from any Event of Loss shall be invested, used to retire Senior Debt, or used to repurchase or redeem Securities, all within the period, and as otherwise provided, in the first paragraph (other than clauses
(2) and (3) of the first sentence thereof) of this Section 4.13.

      Notice of an Asset Sale Offer will be sent 20 Business Days prior to the close of business on the third Business Day prior to the date set by the Company to repurchase Securities pursuant to this Section 4.13 (the "Purchase Date"), by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders will contain all information, instructions and materials required by applicable law. The notice, which (to the extent consistent with this Indenture) shall govern the terms of the Asset Sale Offer, shall state:

                        (1) that the Asset Sale Offer is being made pursuant to
            such notice and this Section 4.13;

                        (2) the Asset Sale Offer, the Asset Sale Offer Price
            (including the amount of accrued and unpaid interest), and the Purchase Date, which Purchase Date shall be on or prior to 45 Business Days following the Excess Proceeds Date;

                        (3) that any Security or portion thereof not tendered or
            accepted for payment will continue to accrue interest;

                        (4) that, unless the Company defaults in depositing Cash
            with the Paying Agent in accordance with the provisions of this
            Section 4.13 or the payment thereof to Holders is prevented or prohibited (including, without limitation, pursuant to Article XII hereof), any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

                        (5) that Holders electing to have a Security, or portion
            thereof, purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the Security completed (or, in the case of Global Securities, to effect such surrender in accordance with the Depositary's procedures), to the Paying Agent (which may not for purposes of this Section 4.13, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the date (which shall be specified in such notice) which is the third Business Day prior to the Purchase Date;

                        (6) that Holders will be entitled to withdraw their
            elections, in whole or in part, if the Paying Agent receives, up to the close of business on the date (which shall be specified in such notice) which is the third Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                        (7) that if Securities in a principal amount in excess
            of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer (which principal amount shall be specified in such notice) are tendered and not withdrawn, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                        (8) that Holders whose Securities were purchased only in
            part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                        (9) a brief description of the circumstances and
            relevant facts regarding the relevant Asset Sales.

      On or before the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered and not withdrawn pursuant to the Asset Sale Offer promptly after the close of business on the third Business Day prior to the Purchase Date (on a pro rata basis if required pursuant to paragraph (7) hereof) and (ii) deposit with the Paying Agent Cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so tendered and accepted (provided that the amount of Cash which the Company is required to deposit in respect of the aggregate principal amount of Securities and portions thereof to be repurchased shall not exceed the amount of Excess Proceeds) plus accrued and unpaid interest thereon to the Purchase Date. On the Purchase Date, the Company shall deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall on the Purchase Date mail or deliver to Holders of Securities so accepted (or, in the case of Securities held in book-entry form through the Depositary, will deliver in accordance with the Depositary's procedures as then in effect) payment in an amount equal to the Asset Sale Offer Price for such Securities (together with accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver (or deliver in accordance with the Depositary's procedures, as the case may be) to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Security not so accepted shall be promptly mailed or delivered (or delivered in accordance with the Depositary's procedures, as the case may be) by the Company to the Holder thereof. The Company agrees that any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E under the Exchange Act and all other applicable Federal and state securities laws, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws. The Trustee shall be under no obligation to ascertain the occurrence of an Asset Sale or, except as directed by the Company, to give notice to the Securityholders with respect thereto. The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company, that no Asset Sale has occurred.

      SECTION 4.14. Limitation on Layering Indebtedness.

      Neither the Company nor any of the Guarantors will directly or indirectly, Incur, permit to remain outstanding or otherwise suffer to exist any Indebtedness that is subordinated by the terms of the instrument creating or evidencing such Indebtedness in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless, by the express terms of the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness was issued, such Indebtedness is subordinate in right of payment to, or pari passu in right of payment with, the Securities or the Guarantee of such Guarantor, as applicable. For purposes of this provision, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by reason of the fact that such other Indebtedness is secured by any Lien.

      SECTION 4.15. Limitation on Lines of Business.

      The Subject Entity will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, engage in any line or lines of business other than a Related Business.

      SECTION 4.16. Waiver of Stay, Extension or Usury Laws.

      Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time voluntarily insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the

Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities or any amounts due under the Guarantees as contemplated herein, wherever enacted, now or at any time hereafter in force; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee relating to any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 4.17. Reorganization as a Holding Company.

      The Company will not reorganize into a holding company structure (the "Reorganization") unless (i) immediately after giving effect to the Reorganization, the Holding Company shall own, directly, all of the outstanding Capital Stock (other than directors' qualifying shares) of the Company (provided that the Holding Company may thereafter cease to own such Capital Stock directly so long as the Company shall at all times be a Wholly-Owned Subsidiary of the Holding Company); (ii) immediately after giving affect to the Reorganization, the Initial Parent shall own, directly, all of the outstanding Capital Stock (other than directors' qualifying shares) of the Holding Company and shall not own any other Capital Stock (provided that the Parent may thereafter cease to directly own all of the outstanding Capital Stock of Holding Company so long as Holding Company shall at all times be a Subsidiary of Parent, and the Parent also may thereafter own other Capital Stock); (iii) effective upon consummation of the Reorganization, the holders of outstanding shares of the Company's Capital Stock shall generally become holders of Capital Stock of Initial Parent;
(iv) no Event of Default shall exist or shall occur immediately after giving effect to the Reorganization; (v) the Initial Parent shall have conducted no business or operations prior to the Reorganization other than in connection with the Reorganization and matters reasonably related thereto (except that Initial Parent may be a guarantor under and a party to the New Credit Agreement) and, immediately prior to and at the time of the Reorganization, the total Investments made by the Company and its other Subsidiaries in Initial Parent shall be less than $100,000 and Initial Parent's total assets shall be less than $100,000; (vi) the Reorganization is not structured with the intention of evading the effect of the restrictive covenants and other provisions of this Indenture; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Reorganization has been effected in compliance with this paragraph and an Opinion of Counsel to the effect that the conditions to the Reorganization set forth in this Indenture have been satisfied. If the Reorganization is effected in accordance with the provisions of this Section 4.17, then the Reorganization shall not be deemed to constitute a breach of or default under any provision of this Indenture and may be effected notwithstanding anything in this Indenture to the contrary. The provisions of this Section 4.17 shall permit one Reorganization only.

      Anything in this Indenture to the contrary notwithstanding, in the event that the Company shall organize one or more subsidiaries solely for the purpose of acting as merger subsidiaries in connection with the Reorganization (each, a "Merger Subsidiary"), the Company will not be required to cause any such Merger Subsidiary to become a Guarantor prior to the Reorganization so long as such Merger Subsidiary has assets of less than $10,000 at all times prior to the Reorganization and conducts no business or operations other than in connection with the Reorganization and matters reasonably related thereto.

      Anything in this Indenture to the contrary notwithstanding (a) from and after the date of the Reorganization, the Subject Entity will cause the Company at all times to be a Wholly-Owned Subsidiary of the Subject Entity, and (b) the Subject Entity will not cause or permit any of its Non-Guarantor Foreign Subsidiaries to own any Capital Stock of the Subject Entity or any of its Domestic Subsidiaries or Guarantor

Foreign Subsidiaries, and (c) the Subject Entity will not cause or permit any of its Unrestricted Subsidiaries to own any Capital Stock of the Subject Entity or any of its Subsidiaries.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

      SECTION 5.1. Limitation on Merger, Sale or Consolidation.

      The Company will not, directly or indirectly, consolidate with or merge with or into any other person or sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of its properties and assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to any other person or persons, or adopt a plan of liquidation, unless (i) either (a) if the transaction or series of transactions is a merger, the Company shall be the surviving person of such merger, or (b) the person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation (any such surviving person or transferee person or person receiving the greatest such value referred to in this clause (b) being hereinafter called the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee and in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture (and such supplemental indenture shall also be executed by each Guarantor and shall further provide that each Guarantor confirms that its obligations under this Indenture and its Guarantee remain in full force and effect); (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness Incurred or to be Incurred in connection with such transaction or series of transactions) on a pro forma basis; (iii) immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness Incurred or to be Incurred in connection with such transaction or series of transactions) on a pro forma basis, the Subject Entity would immediately thereafter be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the second paragraph of Section 4.10 above; (iv) if such transaction or series of transactions shall occur in connection with or at any time from and after the date of the Reorganization, immediately after giving effect to such transaction or series of transactions the Company or the Surviving Entity, as applicable, shall be a Wholly-Owned Subsidiary of the Holding Company; and (v) the Company shall deliver or cause to be delivered to the Trustee an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that such transaction or series of transactions, as applicable, and, if a supplemental indenture is required in connection therewith, such supplemental indenture comply with this Indenture and that all conditions precedent herein relating to such transaction or series of transactions have been complied with and an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that such transaction or series of transactions, as applicable, and, if a supplemental indenture is required in connection therewith, such supplemental indenture comply with the requirements of clause (i) of this paragraph and that the conditions precedent provided in clause (iv) of this paragraph have been complied with; provided that the conditions set forth in clause (iii) of this sentence shall not apply to the merger of any Guarantor into the Company.

      For purposes of the foregoing, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital

Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company on a consolidated basis.

      SECTION 5.2. Successor Corporation Substituted.

      Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with Section 5.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the corporation which receives the greatest value from such plan of liquidation, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor corporation had been named herein and therein as the Company, and thereafter, except in the case of a lease, the predecessor corporation shall be released from all obligations under the Securities and this Indenture.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

      SECTION 6.1. Events of Default.

      "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law, by operation of Article XII hereof, or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) default in the payment of any principal of or premium, if any, on any of the Securities when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase in connection with a Change of Control Offer or Asset Sale Offer, scheduled principal payment or otherwise); or

            (b) default in the payment of any interest on, or any Liquidated Damages, if any, with respect to, any of the Securities when the same becomes due and payable, which default continues for a period of 30 days; or

            (c) default by the Company, the Holding Company or any Subsidiary Guarantor in the performance or observance of any other term, covenant or agreement contained in the Securities or this Indenture (other than a default specified in clause (a) or (b) above) and (A) in the case of a default in the performance of the covenant set forth in clause (a) of the third paragraph of Section 4.17, written notice of such default shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities then outstanding or (B) in any other case, such default continues for a period of 30 days after written notice of such default shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities then outstanding; or

            (d) a default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Subject Entity or any Subsidiary of the Subject Entity, whether such Indebtedness exists on the date of this Indenture or shall be incurred thereafter, if (A) such default results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace period) or as a result of such default such Indebtedness has been declared due and payable or otherwise accelerated prior to its stated final maturity and (B) the sum of (x) the aggregate principal amount of such Indebtedness plus (y) the aggregate principal amount of all other such Indebtedness in default for failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace period) or which has been so declared due and payable or otherwise accelerated prior to its stated final maturity, aggregates more than $20,000,000; or

            (e) one or more final judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money (to the extent not covered by insurance) in excess of $20,000,000, either individually or in the aggregate, shall be entered against Subject Entity or any Subsidiary of the Subject Entity or any property of the Subject Entity or any Subsidiary of the Subject Entity and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

            (f) any Guarantor denies that it has any further liability under its Guarantee or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture or, in the case of any Guarantor which is not (A) a Significant Subsidiary of the Subject Entity or (B) from and after the Reorganization, the Subject Entity, if such denial or notice is given by a trustee in bankruptcy, receiver or other similar person in connection with bankruptcy, insolvency, reorganization or similar proceedings relating to such Guarantor) or, prior to the Reorganization, any Guarantee of a Significant Subsidiary of the Subject Entity is declared or adjudged invalid in a final judgment or order issued by any court or governmental authority of competent jurisdiction or, from and after the Reorganization, the Guarantee of the Subject Entity or any Guarantor which is a Significant Subsidiary of the Subject Entity is declared or adjudged invalid in a final judgment or order issued by any court or governmental authority of competent jurisdiction; or

            (g) the commencement by the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity of a voluntary case or proceeding under any Bankruptcy Law or the consent by the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity to the entry of an order for relief or similar decree in respect of the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity in an involuntary case or proceeding under any Bankruptcy Law or the filing by the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity of a petition, answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity to the filing of any such petition or to the appointment of or taking possession by a Custodian of the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity or of any substantial part of the property of the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity, or the making by the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity of an assignment for the benefit of creditors, or the admission by the

      Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity in writing that it is bankrupt, insolvent or unable to pay its debts generally as they become due, or the taking of corporate, company or partnership action, as the case may be, by the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity in furtherance of any such action; or

            (h) the entry by a court having jurisdiction in the premises of a judgment, decree or order for relief in respect of the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity in an involuntary case or proceeding under any applicable Bankruptcy Law, or determining that the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity is bankrupt or insolvent or that the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity is entitled to seek reorganization, arrangement, adjustment or composition of its indebtedness, or appointing a Custodian of or for the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity or any substantial part of property of the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity, or ordering the winding up or liquidation of the affairs of the Company, the Holding Company, the Parent or any Significant Subsidiary of the Subject Entity, and any such judgment, order or decree shall remain unstayed and in effect for a period of 60 consecutive days.

      SECTION 6.2.  Acceleration of Maturity Date, Rescission and Annulment.

      If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1 (g) or (h)) then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare the principal of, and accrued and unpaid interest on, and accrued and unpaid Liquidated Damages, if any, with respect to, all of the outstanding Securities to be due and payable immediately, and upon such declaration all such amounts shall be and become immediately due and payable. If an Event of Default specified in Section 6.1 (g) or (h) occurs, then the principal of, and accrued and unpaid interest on, and accrued and unpaid Liquidated Damages, if any, with respect to, all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of Trustee or any of the Holders.

      At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of at least a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, such declaration of acceleration and its consequences if:

            (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

                  (A) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7,

                  (B) all interest on and Liquidated Damages, if any, with
            respect to the Securities which has become due otherwise than by such declaration of acceleration and, to the fullest extent permitted by law, interest thereon at the rate of interest borne by the Securities, and

                  (C) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration, and, to the fullest extent permitted by law, interest thereon at the rate of interest borne by the Securities, and

            (2) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and

            (3) all Events of Default, other than the non-payment of the principal of, and interest on and Liquidated Damages, if any, with respect to, the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.

      Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (ii) any provision requiring supermajority approval to amend unless such Event of Default or other event has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

      The Trustee shall provide to each Senior Debt Representative a copy of each Acceleration Notice that it sends, and of each Acceleration Notice and notice of rescission of a declaration of acceleration that it receives, under this Section 6.2, on the date that the Trustee sends any such notice, and as promptly as possible following the date that the Trustee receives any such notice.

      SECTION 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

      The Company covenants that if an Event of Default in payment of principal, premium, interest or Liquidated Damages specified in clause (a) or (b) of
Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities, the whole amount then due and payable on the Securities for principal, premium (if any), interest and Liquidated Damages (if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium (if any), interest and Liquidated Damages (if any) at the rate of interest borne by the Securities, computed semi-annually, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

      If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any Guarantor or any other obligor upon the Securities or the Guarantees and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Securities or the Guarantees, wherever situated.


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

      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

      SECTION 6.4.  Trustee May File Proofs of Claim.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Securities or the Guarantees or the property of the Company, any Guarantor or of such other obligor or its creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Guarantor for the payment of overdue principal or premium, if any, or interest or Liquidated Damages, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                  (1) to file and prove a claim for the whole amount of
            principal (and premium, if any) and interest and Liquidated Damages (if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

                  (2) to collect and receive any moneys or other property
            payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the Guarantees or the rights of any Holder of the Securities or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 6.5. Trustee May Enforce Claims Without Possession of Securities.

      All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of, the Trustee, its agents and


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

counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

      SECTION 6.6. Priorities.

      Any money collected by the Trustee pursuant to this Article VI shall, subject to Article XII, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), interest or Liquidated Damages, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the Trustee in payment of all amounts due pursuant to
Section 7.7;

            SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, and Liquidated Damages in respect of, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

            THIRD: To the Company or such other Person as may be lawfully entitled thereto, the remainder, if any.

      The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

      SECTION 6.7. Limitation on Suits.

      Subject to Section 6.8, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or pursue any remedy with respect to this Indenture or the Securities, unless

            (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

            (D) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (E) no direction inconsistent with such written request has been received by the Trustee during such 30-day period from the Holders of at least a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

      SECTION 6.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

      Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on or Liquidated Damages (if any) with respect to, such Security on the respective dates such payments are due as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of an Asset Sale Offer, the Asset Sale Offer Price on the Purchase Date, and in the case of a Change of Control Offer, the Change of Control Purchase Price on the Change of Control Purchase Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

      SECTION 6.9.  Rights and Remedies Cumulative.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      SECTION 6.10.  Delay or Omission Not Waiver.

      No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

      SECTION 6.11.  Control by Holders.

      The Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in personal liability,

                  (2) the Trustee shall not determine that the action so
            directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                  (3) the Trustee may take any other action deemed proper by the
            Trustee which is not inconsistent with such direction.

      SECTION 6.12.  Waiver of Past Default.

      Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the Securities then outstanding may, on behalf of the Holders of all of the Securities, waive any past default under this Indenture or the Securities and its consequences, except a default

                  (A) in the payment of the principal of, premium, if any, or interest on, or Liquidated Damages, if any, with respect to any Securities;

                  (B) in respect of a covenant or provision which, under Article
            IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected; or

                  (C) in respect of any provision hereof which, under Article
            IX, cannot be modified, amended or waived without the consent of the Holders of at least 662/3% of the aggregate principal amount of the Securities at the time outstanding; provided, that any such waiver may be effected with the consent of the Holders of at least 662/3% of the aggregate principal amount of the Securities then outstanding.

      Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

      SECTION 6.13.  Undertaking for Costs.

      All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, or Liquidated Damages (if any) with respect to any Security on or after the respective dates such payments are due as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of an Asset Sale Offer the Asset Sale Offer Price on the Purchase Date, and in the case of a Change of Control Offer, the Change of Control Purchase Price on the Change of Control Purchase Date).


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

      SECTION 6.14.  Restoration of Rights and Remedies.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII

                                     TRUSTEE

      The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

      SECTION 7.1.  Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in the exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties as are
            specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b)
            of this Section 7.1,

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by it, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

            (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

      SECTION 7.2.  Rights of Trustee.

      Subject to Section 7.1:

            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture, nor for any action permitted to be taken or omitted hereunder by any Agent.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as applicable.

            (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Guarantor's covenants in Article IV hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or with respect to which a Trust Officer shall have actual knowledge.

            (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

      SECTION 7.3.  Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

      SECTION 7.4.  Trustee's Disclaimer.

      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication (if executed by the Trustee), or the use or application of any funds received by a Paying Agent other than the Trustee.

      SECTION 7.5.  Notice of Default.

      If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder and the Senior Bank Representative notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a default in payment of principal (or premium, if any) of, or interest on, or Liquidated Damages (if any) in respect of, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the payment of the Redemption Price on the Redemption Date or the payment of the Asset Sale Price on the Purchase Date), the Trustee may withhold the notice if and so long as a committee of Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders.

      SECTION 7.6.  Reports by Trustee to Holders.

      Within 60 days after each May 15, beginning with May 15, 1997, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

      The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automated quotation system.

      A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

      SECTION 7.7.  Compensation and Indemnity.

      The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors jointly and severally shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

      The Company and the Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Guarantors' expense in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct. The obligations of the Company and the Guarantors under this Section 7.7 to compensate the Trustee, to pay or reimburse the Trustee for reasonable expenses, disbursements and advances and to indemnify the Trustee shall constitute additional indebtedness hereunder. Such additional indebtedness shall not be subordinated to the payment of Senior Debt pursuant to Article XII.

      To secure the Company's and the Guarantors' payment obligations in this
Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal on, or premium, if any, of or interest on, or Liquidated Damages (if any) in respect of, particular Securities.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

      The Company's and the Guarantors' obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

      SECTION 7.8.  Replacement of Trustee.

      The Trustee may resign by so notifying the Company in writing, to become effective upon the appointment of a successor trustee. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10;

            (b) the Trustee is adjudged bankrupt or insolvent;

            (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's and the Guarantors' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

      SECTION 7.9.  Successor Trustee by Merger, Etc.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

      SECTION 7.10.  Eligibility: Disqualification.

      The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

      SECTION 7.11.  Preferential Collection of Claims Against Company.

      The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 31l(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      SECTION 8.1.  Option to Effect Legal Defeasance or Covenant Defeasance.

      The Company may, at its option and at any time, elect to have Section 8.2 or Section 8.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

      SECTION 8.2.  Legal Defeasance and Discharge.

      Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due from the trust funds described below and the rights of Holders to receive payments of Liquidated Damages, if any, pursuant to the Registration Rights Agreement; (b) the Company's obligations with respect to such Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities, and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's and the Guarantor's obligations in connection therewith; and (d) this Article VIII. Without limitation to the foregoing, the provisions of Article XII shall not be operative from and after the effectiveness of Legal Defeasance. Upon Legal Defeasance as provided herein, the Guarantee of each Guarantor shall be fully released and discharged and the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to evidence or effect the foregoing. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Securities.



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

      SECTION 8.3.  Covenant Defeasance.

      Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.5, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17 (other than clause (a) of the third paragraph of Section 4.17), Article V and Article X with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and Section 6.1 (c) shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. Without limitation to the foregoing, the provisions of Article XII shall not be operative from and after the effectiveness of Covenant Defeasance.

      SECTION 8.4.  Conditions to Legal or Covenant Defeasance.

      The following shall be the conditions to the application of either Section
8.2 or Section 8.3 to the outstanding Securities:

            (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfactory to the Trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) Cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount, or (c) a combination thereof, in such amounts as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Paying Agent (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on, the outstanding Securities as and when the same shall become due and payable in accordance with the terms of this Indenture and the Securities; provided that the Paying Agent shall have been irrevocably instructed to apply such Cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. The Paying Agent shall promptly advise the Trustee in writing of any Cash or U.S. Government Obligations deposited pursuant to this Section 8.4;

            (b) In the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of Counsel from independent legal counsel in the United States reasonably acceptable to the Trustee confirming that, since the date of this Indenture (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;


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

            (c) In the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel from independent legal counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default under
Section 6.1(g) or Section 6.1(h) are concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition is a condition subsequent which shall not be deemed satisfied until the expiration of such period);

            (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Subject Entity or any of its Subsidiaries is a party or by which the Subject Entity or any of its Subsidiaries is bound;

            (f) In the case of an election under either Section 8.2 or 8.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.2 or 8.3 was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or the Guarantors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or the Guarantors or others;

            (g) The Company shall have delivered to the Trustee an Opinion of Counsel from independent legal counsel in the United States reasonably acceptable to the Trustee to the effect that, after the 91st day following such deposit, the trust funds deposited pursuant to clause (a) above will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders of the Securities;

            (h) If the Cash or U.S. Government Obligations or combination thereof, as applicable, deposited with the Trustee (or other qualifying trustee) under clause (a) above are sufficient to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities provided such Securities are redeemed on a particular Redemption Date, the Company shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in this Indenture; and

            (i) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officer's Certificate, clauses (a) through (h), and, in the case of the Opinion of Counsel, clauses (b) or (c), as applicable, (e) and (g) of this Section 8.4 have been complied with.

      SECTION 8.5. Deposited Cash and U.S. Government Obligations to be Held in Trust, Other Miscellaneous Provisions.

      Subject to Section 8.6, all Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the


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

"Paying Agent") pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      SECTION 8.6.  Repayment to the Company.

      Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent, as applicable, shall deliver or pay to the Company from time to time upon the request of the Company any Cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      Any Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on and Liquidated Damages, if any, any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest or Liquidated Damages, if any, have become due and payable shall, subject to the requirements of applicable law, be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), or mailed to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

      SECTION 8.7.  Reinstatement.

      If the Trustee or Paying Agent is unable to apply any Cash or U.S. Government Obligations deposited pursuant to Section 8.4 in accordance with this Indenture or the Securities, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.4 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with this Indenture or the Securities; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash and U.S. Government Obligations held by the Trustee or Paying Agent.


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

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      SECTION 9.1.  Supplemental Indentures Without Consent of Holders.

      Without the consent of any Holder, the Company, when authorized by Board Resolutions, the Guarantors, when authorized by Board Resolution (or, if any Guarantor is not a corporation, when otherwise appropriately authorized) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (1) to cure any ambiguity, defect, or inconsistency;

            (2) to evidence the succession of another Person to the Company in accordance with this Indenture, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with
Article V;

            (3) to evidence the succession of another Person to any Guarantor and assumption by any such successor of the obligations of such Guarantor (as set forth in Section 11.4) in accordance with Article XI;

            (4) to evidence the release of any Guarantor in accordance with
Article XI;

            (5) to evidence the addition of any new Guarantor in accordance with this Indenture;

            (6) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any of the Guarantors;

            (7) to comply with the TIA;

            (8) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of Article XI without the consent of any Holder;

            (9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

            (10) to secure the Securities in accordance with the provisions of
Section 4.12;

            (11) to provide for the issuance and authentication of the Exchange Securities in exchange for the Initial Securities in compliance with this Indenture and the Registration Rights Agreement; or

            (12) to make any other change that does not adversely affect the rights of any Holder in any material respect.


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

      SECTION 9.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

      Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, the Guarantors, when authorized by Board Resolution (or, if any Guarantor is not a corporation, when otherwise appropriately authorized) and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall without the consent of the Holders of not less than 66-2/3% of the aggregate principal amount of Securities at the time outstanding alter the terms or provisions of Section 10.1 in a manner which adversely affects the Holders; no such amendment, supplemental indenture or waiver shall, without the written consent of all holders of Senior Debt alter the terms or provisions of Article XII; and no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

            (1) reduce the percentage of principal amount of the outstanding Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

            (2) reduce the rate or extend the time for payment of interest on any Security;

            (3) reduce the principal or Redemption Price of any Security, or reduce the Change of Control Purchase Price or the Asset Sale Offer Price;

            (4) change the Stated Maturity of any Security or any installment of interest thereon;

            (5) alter the redemption provisions of Article III in a manner adverse to any Holder;

            (6) make any changes in the provisions concerning waivers by the Holders of Defaults, Events of Default or other defaults or of compliance by the Company or any Guarantor with any provision of this Indenture or the Securities, or impair the right of any Holder to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on any Security on or after the date such payment is due as expressed in such Security or in this Indenture, including without limitation any changes in Section 6.8, 6.12 or the second sentence or this third sentence of this Section 9.2, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

            (7) make the principal of, or the interest or premium on, any Security payable with anything or in any manner other than as provided for in this Indenture and the Securities as in effect on the date hereof (including changing the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable); or


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

            (8) make the Securities or the Guarantees further subordinated in right of payment to any extent or under any circumstances to any other Indebtedness (it being understood that amendments to Section 4.10 hereof which may have the effect of increasing the amount of Senior Debt that the Company and the Guarantors may Incur shall not, for purposes of this clause (8), be deemed to make the Securities or the Guarantees further subordinated in right of payment to any extent or under any circumstances to any other Indebtedness).

      It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

      After an amendment, supplement or waiver under this Section 9.2 or Section
9.4 becomes effective, it shall bind each Holder.

      In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

      Anything herein to the contrary notwithstanding, each amendment to this Indenture and each indenture supplemental hereto shall be signed by each of the Guarantors and shall set forth the agreement of the Guarantors that their obligations under the Guarantees and this Indenture remain in full force and effect, and, in the case of any waiver by the Holders of compliance by the Company or any Guarantor with any provision of this Indenture or the Securities, the Guarantors shall execute and deliver to the Trustee a written instrument acknowledging such waiver and agreeing that their obligations under the Guarantees and this Indenture remain in full force and effect.

      SECTION 9.3. Compliance with TIA.

      Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

      SECTION 9.4. Revocation and Effect of Consents.

      Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.


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

      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

      After an amendment, supplement or waiver becomes effective, it shall bind every Security- holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any other Holder to receive payment of principal of and premium of, if any, and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security and this Indenture, or to bring suit for the enforcement of any such payment on or after such respective dates.

      SECTION 9.5.  Notation on or Exchange of Securities.

      If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

      SECTION 9.6.  Trustee to Sign Amendments, Etc.

      The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                    ARTICLE X

                           RIGHT TO REQUIRE REPURCHASE

      SECTION 10.1. Repurchase of Securities at Option of the Holder Upon a Change of Control.

            (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer") subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Securities (provided, that the principal amount purchased must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") selected by the Company that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Change of Control Purchase Date.

            (b) In the event of a Change of Control, the Company shall be required to make the Change of Control Offer as follows:

                  (1) the Change of Control Offer shall commence within 15 Business Days following the occurrence of the Change of Control;

                  (2) the Change of Control Offer shall remain open for not less than 20 Business Days following its commencement (the "Change of Control Offer Period");

                  (3) upon the expiration of the Change of Control Offer Period, the Company shall purchase all of the properly tendered Securities at the Change of Control Purchase Price, plus accrued and unpaid interest thereon;

                  (4) the Company shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

                  (5) on or before the commencement of any Change of Control Offer, the Company or the Registrar (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                         (i) that the Change of Control Offer is being made
            pursuant to such notice and this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                        (ii) the Change of Control Purchase Price (including the
            amount of accrued and unpaid interest), the Change of Control Purchase Date and the Change of Control Put Date (as hereinafter defined);

                       (iii) that any Security, or portion thereof, not tendered
            or accepted for payment will continue to accrue interest;

                        (iv) that, unless the Company defaults in depositing
            Cash with the Paying Agent in accordance with the last paragraph of this Article X or the payment to Holders is prevented or prohibited (including, without limitation, pursuant to Article XII hereof), any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Purchase Date;

                         (v) that Holders electing to have a Security, or
            portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the Security completed (or, in the case of Global Securities, to effect such surrender in accordance with the Depositary's procedures), to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of the date (which shall be specified in such notice) which is (a) the third Business Day prior to the Change of Control Purchase Date and (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

                        (vi) that Holders will be entitled to withdraw their
            election, in whole or in part, if the Paying Agent receives, up to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                       (vii) that Holders who surrender Securities for purchase
            only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                      (viii) a brief description of the events resulting in such
            Change of Control.

      Any such Change of Control Offer shall be made in compliance with all applicable Federal and state laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and all other applicable Federal and state securities laws, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

      On or before the Change of Control Purchase Date, the Company will (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer on or before the Change of Control Put Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) for all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to Holders of Securities so accepted (or, in the case of Securities held in book-entry form through the Depositary, will deliver in accordance with the Depositary's procedures as then in effect) payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), for such Securities, and the Trustee or its authenticating agent shall promptly authenticate and mail or deliver to such Holders (or deliver in accordance with the Depositary's procedures, as the case may be) new Securities equal in principal amount to any unpurchased portion of the Securities surrendered; provided, however, that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered (or delivered in accordance with the Depositary's procedures, as the case may be) by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. The Trustee shall be under no obligation to ascertain the occurrence of a Change of Control or, except as directed by the Company, to give notice to the Securityholders with respect thereto. The Trustee


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

may conclusively assume, in the absence of written notice to the contrary from the Company, that no Change of Control has occurred.

                                   ARTICLE XI

                                    GUARANTEE

      SECTION 11.1.  Guarantee.

            (a) In recognition of the benefits that the issuance of the Securities will confer upon the Guarantors, including, without limitation, the benefits that will inure to the Guarantors from the additional capital provided by issuance of the Securities and the application of the proceeds therefrom in connection with, among other things, the Hughes Acquisition, and for $1.00 in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantees (individually, a "Guarantee" and, collectively, the "Guarantees"), jointly and severally, on a senior subordinated basis, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (i) the principal of and premium (if any) and interest on and Liquidated Damages, if any, in respect of the Securities will be paid in full when due, whether at Stated Maturity or Interest Payment Date, by acceleration, call for redemption or otherwise, (ii) the purchase price for all Securities properly and timely tendered in response to a Change of Control Offer or Asset Sale Offer, together with accrued and unpaid interest thereon, will be timely, and otherwise in accordance with the provisions of this Indenture, paid in full; (iii) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (iv) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same before failure so to pay becomes an Event of Default. If the Company or a Guarantor defaults in the payment of the principal of, premium, if any, or interest on, or Liquidated Damages in respect of, any of the Securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor shall be required, jointly and severally, to promptly make such payment in full.

            (b) Each Guarantor hereby agrees that its obligations with regard to its Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor (except the release of such Guarantor pursuant to the last sentence of Section
11.3 or Section 11.4(c)). Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged (except


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to the extent released pursuant to the last sentence of Section 11.3 or Section
11.4(c)) except by complete performance of the obligations contained in the Securities and this Indenture.

            (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect (except to the extent theretofore released pursuant to the last sentence of Section 11.3 or Section 11.4(c)). Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees, to the extent permitted by law, that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section
6.2 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

            (d) Each Guarantor and by its acceptance of a Security issued hereunder each Holder hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor set forth in Section 11.1(a) not constitute a fraudulent transfer or conveyance for purpose of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee set forth in Section 11.1(a) shall be limited to the maximum amount as will, under applicable law and (to the extent permitted by applicable law) after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.1(e), result in the obligations of such Guarantor under its Guarantee not constituting such a fraudulent transfer or conveyance.

            (e) Each Guarantor that makes any payment or distribution under
Section 11.1(a) shall be entitled to a contribution from each other Guarantor equal to its Pro Rata Share of such payment or distribution. For purposes of the foregoing, the "Pro Rata Share" of any Guarantor means the percentage of the net assets of all Guarantors held by such Guarantor, determined in accordance with GAAP.

      SECTION 11.2.  Execution and Delivery of Guarantee.

      Each Guarantor shall, by virtue of such Guarantor's execution and delivery of this Indenture or such Guarantor's execution and delivery of an indenture supplement pursuant to Section 11.3 hereof, be deemed to have signed on each Security issued hereunder the notation of guarantee set forth on the form of the Securities attached hereto as Exhibit A to the same extent as if the signature of such Guarantor appeared on such Security.

      The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in
Section 11.1 on behalf of each Guarantor. The notation of a guarantee set forth on any Security shall be null and void and of no further effect with respect to the


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Guarantee of any Guarantor which, pursuant to the last sentence of Section 11.3 or Section 11.4(c), is released from its Guarantee.

      SECTION 11.3.  Additional Guarantors.

      The Subject Entity will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, establish or acquire a new Subsidiary of the Subject Entity or such Subsidiary, as the case may be, unless either (A) such new Subsidiary is designated as an Unrestricted Subsidiary in accordance with the definition of the term "Unrestricted Subsidiary" or (B) the Subject Entity (by delivery of an Officers' Certificate to the Trustee) designates such new Subsidiary as a Non-Guarantor Foreign Subsidiary and the aggregate amount of Investments made by the Subject Entity and its Domestic Subsidiaries and Guarantor Foreign Subsidiaries in such Non-Guarantor Foreign Subsidiary are not prohibited by this Indenture (provided that the Subject Entity may at any time thereafter elect to cause such Non-Guarantor Foreign Subsidiary to become a Guarantor as contemplated by clause (C) of this Section 11.3) or (C) (i) such new Subsidiary simultaneously executes and delivers a supplemental indenture pursuant to which such new Subsidiary becomes a Guarantor and guarantees the obligations of the Company under the Securities and this Indenture on the same terms as the other Guarantors and (ii) the Subject Entity shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each in a form reasonably satisfactory to the Trustee, stating that the Subject Entity has complied with this Section 11.3 in connection with the establishment or acquisition of such new Subsidiary. For purposes of this Section 11.3, the designation of any Unrestricted Subsidiary as a Subsidiary shall be deemed to be the establishment of a new Subsidiary. Upon the designation of a Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, such Unrestricted Subsidiary shall be released from all of its obligations under its Guarantee and this Indenture. From and after the time of the Reorganization, the Subject Entity will always be a Guarantor.

      SECTION 11.4. Guarantor May Consolidate, Etc., on Certain Terms; Release of Guarantors.

            (a) Except for transactions made in accordance with the provisions described in Section 11.4(c), no Guarantor will, directly or indirectly, consolidate with or merge with or into any other person unless (i) either (a) if such transaction is a merger, such Guarantor shall be the surviving person of such merger or (b) the person formed by such consolidation or into which such Guarantor is merged (any such surviving person referred to in this clause (b) being hereinafter called the "Surviving Person") shall be a corporation (or, if such Guarantor is not a corporation, such person shall be either a corporation or the same type of entity as such Guarantor) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (or, if such Guarantor is a Guarantor Foreign Subsidiary, the Surviving Person may be organized and existing under the laws of a foreign country or other foreign jurisdiction) which (except in the case of a merger of such Guarantor into the Subject Entity) is or, concurrently with such merger or consolidation, becomes a Subsidiary of the Subject Entity and expressly assumes, by a supplemental indenture executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under its Guarantee and this Indenture (and such supplemental indenture shall also be executed by each other Guarantor and shall further provide that each such other Guarantor confirms that its obligations under this Indenture and its Guarantee remain in full force and effect); (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction on a pro forma basis (including, without limitation, after giving effect to any Indebtedness Incurred or to be Incurred in connection with such transaction);
(iii) immediately after giving effect to such transaction on a pro forma basis (including, without limitation, any Indebtedness Incurred or to be Incurred in connection with such transaction), the Subject Entity would be permitted to incur at least $1.00 of additional


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Indebtedness pursuant to the Debt Incurrence Ratio set forth in the second paragraph of Section 4.10; (iv) if such transaction shall occur in connection with or at any time from and after the Reorganization, immediately after giving effect to such transaction the Company shall be a Wholly-Owned Subsidiary of the Holding Company; and (v) the Subject Entity shall deliver, or cause to be delivered, to the Trustee an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that such transaction and, if a supplemental indenture is required in connection therewith, such supplemental indenture comply with this Indenture and that all conditions precedent herein relating to such transaction have been complied with and an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that such transaction and, if a supplemental indenture is required in connection therewith, such supplemental indenture comply with the requirements of clause
(i) of this paragraph and that the conditions precedent provided in clause (v) of this paragraph have been complied with; provided that the condition set forth in clause (i)(b) of this sentence requiring that the Surviving Person enter into a supplemental indenture and the conditions set forth in clause (iii) of this sentence shall not apply to the merger of any Guarantor into the Company or with or into another Guarantor. Upon any consolidation or merger of any Guarantor in accordance with the foregoing, the successor person formed by such consolidation or into which such Guarantor is merged shall (unless such successor person is the Company or another Guarantor) succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture and its Guarantee, with the same effect as if such successor person had been named herein as a Guarantor, and in any such case (including the merger of a Guarantor into another Guarantor or the Company), the predecessor person shall be released from all obligations under its Guarantee and this Indenture.

            (b) Any Guarantor may convey, sell, transfer, assign or dispose of (other than by merger or consolidation) any property or assets of such Guarantor (whether or not constituting all or substantially all of the assets of such Guarantor) to any person, provided that such conveyance, sale, transfer, assignment or other disposition complies with the provisions of Section 4.13 and is not otherwise prohibited by this Indenture.

            (c) (x) In the event of a merger or consolidation of a Subsidiary Guarantor with or into a person which is not the Subject Entity or a Subsidiary Guarantor (and which person does not become a Subsidiary Guarantor concurrently with such transaction), or (y) in the event of a transaction (including, without limitation, the sale or disposition of Capital Stock of a Subsidiary Guarantor) not prohibited by this Indenture which results in a Subsidiary Guarantor no longer being a Subsidiary of the Subject Entity, and which, in any case described in clause (x) or (y) of this sentence, is otherwise made in compliance with this Indenture, the Company may elect to obtain the release of such Subsidiary Guarantor (and all Subsidiaries of such Subsidiary Guarantor) from all of their respective obligations under their Guarantees and this Indenture (in which case any such merger or consolidation need not comply with Section 11.4(a); provided that (i) prior to such transaction, the Subject Entity shall have delivered an Officers' Certificate to the Trustee stating that such transaction will be effected in accordance with the provisions of this Section 11.4(c) in order to obtain the release of such Subsidiary Guarantor, (ii) such transaction is made in accordance with the provisions of Section 4.13, (iii) if such transaction is a merger or consolidation of a Subsidiary Guarantor into a Non-Guarantor Foreign Subsidiary, such transaction shall be deemed an Investment and must comply with the provisions of Section 4.3 hereof and (iv) except in the case of a merger with or into a Non- Guarantor Foreign Subsidiary, such release shall occur only if all obligations of such Subsidiary Guarantor and its Subsidiaries and Unrestricted Subsidiaries, if any, under guarantees of, and under all pledges of assets or other Liens which secure, Indebtedness of the Subject Entity or any of its other Subsidiaries or Unrestricted Subsidiaries shall also terminate. Upon any merger, consolidation or sale or other disposition of Capital Stock of any Subsidiary Guarantor made in compliance with the immediately preceding sentence, such Subsidiary


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Guarantor and all of its Subsidiaries shall be released from all of their obligations under their Guarantees and this Indenture.

      SECTION 11.5. Waiver of Subrogation

      Until the date that is 91 days after the later of (x) the date on which the principal of, premium, if any, and interest on all of the outstanding Securities shall have been indefeasibly paid to the Holders thereof and (y) the date on which any and all other amounts owing by the Company or any of the Guarantors under this Indenture, the Securities or the Guarantees shall have been indefeasibly paid to the persons entitled thereto, each Guarantor hereby irrevocably waives, to the fullest extent that it may do so under applicable law, any claim or other rights which it may now have or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, then (to the fullest extent permitted by applicable law) such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.5 is knowingly made in contemplation of such benefits.

      SECTION 11.6. Certain Bankruptcy Events.

      Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on its Guarantee and, to the fullest extent that it may do so under applicable law, hereby waives and agrees not to take the benefit of any such stay of execution, whether under the Bankruptcy Law or otherwise.

                                   ARTICLE XII

                                  SUBORDINATION

      SECTION 12.1. Securities Subordinated to Senior Debt.

      The Company and the Guarantors and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of and premium, if any, interest on, and Liquidated Damages, if any, with respect to the Securities and
(b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company and the Guarantors (including, without limitation, pursuant to Section 4.13 or Section 10.1) is subordinated, to the extent and in the manner provided in this Article XII,


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to the prior payment in full in Cash or Cash Equivalents of all Senior Debt of the Company and the Guarantors and that these subordination provisions are for the benefit of the holders of Senior Debt.

      This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

      SECTION 12.2.  No Payment on Securities in Certain Circumstances.

            (a) No payment (by set-off or otherwise, but excluding distributions of Junior Securities) shall be made by or on behalf of the Company or any Guarantor, as applicable, on account of the principal of, premium, if any, or interest on, or Liquidated Damages, if any, in respect of, the Securities (including any repurchases of Securities), or on account of the redemption provisions of the Securities (i) upon the maturity of any Senior Debt of the Company or such Guarantor, as applicable, by lapse of time, acceleration (unless waived or rescinded) or otherwise, unless and until all such Senior Debt is first paid in full in cash or Cash Equivalents (or, except in the case of Senior Debt under any Credit Agreement, such payment is duly provided for), or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on any Senior Debt of the Company or such Guarantor, as applicable, when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

            (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Designated Senior Debt to declare such Designated Senior Debt to be due and payable and (ii) written notice of such event of default being given to the Company and the Trustee by the relevant Senior Bank Representative or the holders of an aggregate of at least $25,000,000 principal amount outstanding of any other Designated Senior Debt or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company, if the Company is an obligor under such Designated Senior Debt, or any Guarantor which is an obligor under such Designated Senior Debt, on account of the principal of, premium, if any, or interest on, or Liquidated Damages, if any, in respect of, the Securities (including any repurchases of any of the Securities), or on account of the redemption provisions of the Securities. Notwithstanding the foregoing, unless the Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no event of default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Designated Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

            (c) In furtherance of the provisions of Section 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2, any payment or distribution of assets of the Company or any


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Guarantor shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions of this
Section 12.2, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

      SECTION 12.3. Securities Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization.

      Upon any distribution of assets of the Company or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

            (a) the holders of all Senior Debt of the Company or such Guarantor, as applicable, will first be entitled (i) in the case of Senior Debt under any Credit Agreement, to receive payment in full in cash or Cash Equivalents or (ii) in the case of any other Senior Debt, to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for) or otherwise to the extent holders of such Senior Debt accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on, or Liquidated Damages, if any, in respect of the Securities (other than distributions of Junior Securities);

            (b) any payment or distribution of assets of the Company or such Guarantor, as applicable, of any kind or character from any source, whether in cash, property or securities (other than Junior Securities), to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the provisions of this Article XII, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full (or to have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

            (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or any Guarantor (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.


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

      SECTION 12.4. Securityholders to Be Subrogated to Rights of Holders of Senior Debt.

      Subject to the payment in full in Cash or Cash Equivalents of all Senior Debt of the Company or any Guarantor as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts (including, without limitation, Liquidated Damages) owing on or in respect of the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Company or any Guarantor, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between the Company or any Guarantor and the Holders, be deemed to be payment by the Company or any Guarantor or on account of such Senior Debt, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.

      If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of amounts payable under Senior Debt of the Company or any Guarantor, then the Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in Cash or Cash Equivalents.

      SECTION 12.5. Obligations of the Company and the Guarantors Unconditional.

            Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Guarantors and the Holders, the obligation of the Company and the Guarantors, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company and the Guarantors other than the holders of the Senior Debt, nor shall anything herein or therein limit or prevent the Trustee or any Holder from exercising all rights and remedies otherwise permitted by this Indenture or by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII, of the holders of Senior Debt in respect of cash, property or securities of the Company and the Guarantors received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this
Article XII or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company or any of the Guarantors referred to in this Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. Nothing in this Section 12.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.


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

      SECTION 12.6. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

      The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received at its address set forth in, or established in accordance with, Section 13.2, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Debt or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

      SECTION 12.7.  Application by Trustee of Assets Deposited with It.

      Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Securityholders and, to the extent (i) the making of such deposit by the Company shall not be in contravention of any term or provision of the Credit Agreements and (ii) allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article XII. Otherwise, any deposit of assets with the Trustee or a Paying Agent (whether or not in trust) for the payment of principal of, premium, if any, interest on, or Liquidated Damages, if any, in respect of, any Securities shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; provided that, if prior to one Business Day preceding the date on which by the terms of this Indenture or the Registration Rights Agreement, as applicable, any such assets may become distributable for any purpose (including without limitation, the payment of either principal of, premium, if any, interest on, or Liquidated Damages, if any, in respect of, any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6 at its address set forth in , or established in accordance with, Section 13.2, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

      SECTION 12.8. Subordination Rights Not Impaired by Acts or Omissions of the Company, the Guarantors or Holders of Senior Debt.

      No right of any present or future holders of any Senior Debt to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and the Guarantors, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

      SECTION 12.9. Securityholders Authorize Trustee to Effectuate Subordination of Securities.

      Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

      SECTION 12.10.  Right of Trustee to Hold Senior Debt.

      The Trustee shall be entitled to all of the rights set forth in this
Article XII in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

      SECTION 12.11.  Article XII Not to Prevent Events of Default.

      The failure to make a payment on account of principal of, premium, if any, interest on, or Liquidated Damages in respect of, the Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Securities.

      As set forth in Article VIII of this Indenture, the provisions of this
Article XII shall not be operative from and after the effectiveness of Legal Defeasance or Covenant Defeasance with respect to the Securities.

      SECTION 12.12.  No Fiduciary Duty of Trustee to Holders of Senior Debt.

      The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company, any Guarantor or any other Person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XII or otherwise. Nothing in this
Section 12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Securities and to the holders of Senior Debt, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      SECTION 13.1.  TIA Controls.

      If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

      SECTION 13.2.  Notices.

      Any notices or other communications to the Company or any Guarantor, Paying Agent, Registrar, Securities Custodian, transfer agent or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery or delivery by overnight courier, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to the Company or any Guarantor:

                        Quality Food Centers, Inc.
                        10112 NE 10th Street, Suite 201
                        Bellevue, WA  98004
                        Attention:  Marc W. Evanger
                        Telephone:  (206) 455-3761
                        Telecopy:   (206) 340-9055

                  If to the Trustee:

                        First Trust National Association
                        111 East Wacker Drive - Suite 3000
                        Chicago, IL  60601
                        Attention:  Corporate Trust Administration
                        Telephone:  (312) 228-9455
                        Telecopy:   (312) 228-9459

                  If to the Senior Bank Representative:

                        Bank of America National Trust & Savings Association 231 South LaSalle Street
                        Chicago, IL  60697
                        Attention:  Eric A. Schubert
                        Telephone:  (312) 828-6517
                        Telecopy:   (312) 828-3864

                        and

                        The Chase Manhattan Bank

                        270 Park Avenue
                        New York, NY  10017
                        Attention: Ellen Geitzog
                        Telephone: (212) 270-1539
                        Telecopy: (212) 270-1474

      Any party named above by notice to each other party named above may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

      Any notice or communication mailed to a Securityholder shall be mailed to him or her by first-class mail or other equivalent means at his or her address as it appears on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      SECTION 13.3.  Communications by Holders with Other Holders.

      Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

      SECTION 13.4.  Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

                  (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

                  (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met;

      provided, however, that in the case of any such request or application as to which the furnishing of particular documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished under this Section 13.4.

      SECTION 13.5.  Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

      SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar.

      The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

      SECTION 13.7.  Non-Business Days.

      If a payment date is not a Business Day at the relevant place of payment, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

      SECTION 13.8.  Governing Law.

      THIS INDENTURE AND THE SECURITIES AND GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES OR GUARANTEES, AND IRREVOCABLY ACCEPTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY

SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.

      SECTION 13.9.  No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      SECTION 13.10.  No Recourse against Others.

      No direct or indirect stockholder, employee, officer or director, as such, past, present or future, of the Company, the Guarantors or any successor entity, shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Securities or this Indenture by reason of his, her or its status as such stockholder, employee, officer or director. Each Security-holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

      SECTION 13.11.  Successors.

      All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

      SECTION 13.12.  Duplicate Originals.

      All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

      SECTION 13.13.  Severability.

      In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

      SECTION 13.14.  Table of Contents, Headings, Etc.

      The Table of Contents and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duty executed as of the date first written above.

                                       QUALITY FOOD CENTERS, INC.


                                       By: /s/ Marc Evanger
                                           --------------------------------
                                       Name:
                                       Title:


                                       HUGHES MARKETS, INC.


                                       By: /s/ Marc Evanger
                                           --------------------------------
                                       Name:
                                       Title:


                                       KU ACQUISITION CORPORATION


                                       By: /s/ Marc Evanger
                                           --------------------------------
                                       Name:
                                       Title:


                                       QUALITY FOOD HOLDINGS, INC.


                                       By: /s/ Marc Evanger
                                           --------------------------------
                                       Name:
                                       Title:


                                       FIRST TRUST NATIONAL ASSOCIATION, as
                                       Trustee, Registrar, Paying Agent and
                                       Securities Custodian


                                       By: /s/ Martha L. Sanders
                                           --------------------------------
                                       Name:
                                       Title:

                                                                       Exhibit A

      Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

THIS SECURITY AND THE GUARANTEES HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.(2)

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT AS PERMITTING THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY GUARANTOR (AS DEFINED) OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT) OF THE COMPANY OR ANY GUARANTOR WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO

----------
(1) This paragraph should only be added if the Security is issued in global form.

(2)   This paragraph should be included only for the Transfer Restricted
      Securities.

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i) PURSUANT TO CLAUSE (D),(E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.2

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO BELOW) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.(2)

                           QUALITY FOOD CENTERS, INC.
                         8.70% SENIOR SUBORDINATED NOTE
                                    DUE 2007

                                                           CUSIP: ______________
No.                                                                     $_______

      Quality Food Centers, Inc., a Washington corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of
__________________ Dollars, on March 15, 2007.

      Interest Payment Dates: March 15 and September 15 commencing September 15, 1997.

----------
(2)   This paragraph should be included only for the Transfer Restricted
      Securities.

      Record Dates:  March 1 and September 1

      Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:                                 QUALITY FOOD CENTERS, INC.



[Seal]

                                       By:______________________________________
                                       Name:
                                       Title:

Attest:______________________________
               Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities described in the within-mentioned Indenture.

FIRST TRUST NATIONAL ASSOCIATION
as Trustee


By: ______________________________________
           Authorized Signatory

                           QUALITY FOOD CENTERS, INC.

                         8.70% Senior Subordinated Note
                                    due 2007

1.    Interest.

      Quality Food Centers, Inc., a Washington corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 8.70% per annum from March 19, 1997 until the principal hereof is paid or duly provided for. The Company promises to pay interest on any principal of and, to the extent permitted by applicable law, premium, if any, or interest on this Security which is not paid when due at a rate of 8.70% per annum compounded semi-annually.

      The Company will pay interest semi-annually on March 15 and September 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing September 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Securities, from March 19, 1997 (the "Issue Date"). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.    Method of Payment.

      The Company shall pay interest on the Securities (except Defaulted Interest) to the Persons who are the registered Holders at the close of business on the March 1 or September 1 (each, a "Record Date") immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium, if any, and interest, and the Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to an account within the United States to the Company or the Paying Agent. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust agency of the Trustee presently located at the First Trust of New York, National Association, 100 Wall Street, New York, New York 10005.

3.    Paying Agent and Registrar.

      Initially, First Trust National Association (the "Trustee," which term includes any successor Trustee under the Indenture) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company, any of the Guarantors or any of their respective Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.    Indenture; Defined Terms.

      The Company issued the Securities under an Indenture dated as of March 19, 1997 (the "Indenture") among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior subordinated, unsecured general obligations of the Company limited, subject to certain exceptions, in aggregate principal amount to $150,000,000. The Securities and the Guarantees are subordinated in right of payment to certain other debt obligations of the Company and the Guarantors, respectively. The Securities are guaranteed on a senior subordinated basis by each of the Guarantors.

5.    Redemption.

      The Company will not have the right to redeem any Securities prior to March 15, 2002, except as provided in the immediately following paragraph. The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2002, upon not less than 30 days nor more than 60 days notice to each Holder of Securities to be redeemed, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing on March 15 of the years indicated below, together with accrued and unpaid interest thereon to the Redemption Date (subject to the right of Holders of record at the close of business on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date):

                         Year                   Redemption Price
                         ----                   ----------------

               2002.....................            104.35%
               2003.....................            102.90%
               2004.....................            101.45%
               2005 and thereafter......            100.00%

      Notwithstanding the foregoing, prior to March 15, 2000, the Company may redeem up to 20% of the aggregate principal amount of the Securities originally issued at a redemption price of 108% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, with the net cash proceeds of one or more public Equity Offerings of common stock, prior to the Reorganization, of the Company or, after the Reorganization, of the Parent; provided that at least 80% of the aggregate principal amount of the Securities originally issued remains outstanding immediately after the occurrence of such redemption; and provided, further, that if Securities are redeemed with the net proceeds from the sale of common stock of Parent, the Subject Entity shall have received cash from the Parent, as a capital contribution or as the net proceeds from the issuance and sale to the Parent of common stock of the Subject Entity, in an amount at least equal to the aggregate principal amount of the Securities so redeemed; and provided, further, that such notice of redemption shall be sent within 30 days after the date of closing of any such Equity Offering, and such redemption shall occur within 60 days after the date such notice is sent.

      Any such redemption will comply with Article III of the Indenture.

6.    Notice of Redemption.

      Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date, to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

      Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not otherwise prevented or prohibited, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price plus accrued and unpaid interest to the Redemption Date.

7.    Denominations; Transfer; Exchange.

      The Securities are in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of Securities in accordance with the Indenture. No service charge will be made for any registration of transfer or exchange of the Securities, but the Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.    Persons Deemed Owners.

      The registered Holder of a Security may be treated as the owner of it for all purposes.

9.    Unclaimed Money.

      If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its written request. After that, all liability of the Trustee and any such Paying Agents with respect to such money shall cease.

10.   Discharge Prior to Redemption or Maturity.

      Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including certain restrictive covenants described in paragraph 12 below).

11.   Amendment; Supplement; Waiver.

      Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security in any material respect.

12.   Restrictive Covenants.

      The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other Restricted Payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13.   Repurchase at Option of Holder.

      (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

      (b) The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company generally will be required either to reinvest the proceeds of such Asset Sale in its business, use such proceeds to retire Senior Debt, or to make an Asset Sale Offer to purchase a certain amount of each Holder's Securities at 100% of the principal amount thereof, plus accrued interest to the Purchase Date, as more fully set forth in the Indenture.

14.   Notation of Guarantee.

      As set forth more fully in the Indenture, the Persons constituting Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee, in accordance with Section 11.1 of the Indenture, to the Holders and to the Trustee and its successors and assigns, that (i) the principal of, and premium (if any) and interest on, and Liquidated Damages, if any, in respect of, the Securities will be paid, whether at Stated Maturity or Interest Payment Dates, by acceleration, call for redemption or otherwise, (ii) the purchase price for all Securities properly and timely tendered in response to a Change of Control Offer or Asset Sale Offer, together with accrued and unpaid interest thereon, will be timely, and otherwise in accordance with the provisions of the Indenture, paid in full,
(iii) all other obligations of the Company to the Holders or the Trustee under the Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Securities, and (iv) in the case of any extension of payment or renewal of this Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Such Guarantee shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to Article XI of the Indenture, is released from its Guarantee or whose Guarantee otherwise cease to be applicable pursuant to the terms of the Indenture.

15.   Ranking.

      Payment of principal, premium, if any, and interest on and Liquidated Damages, if any, in respect of, the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt.

16.   Successors.

      When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will, subject to certain exceptions, be released from those obligations.

17.   Defaults and Remedies.

      If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner and with the effect provided in the Indenture. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs, then the Securities shall ipso facto become and be immediately due and payable as provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest or Liquidated Damages), if a committee of Trust Officers determines that withholding notice is in the interest of Holders.

18.   Trustee or Agent Dealings with Company.

      The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their respective Affiliates, and may otherwise deal with the Company, any Guarantor or their respective Affiliates as if it were not the Trustee and such Agent.

19.   No Recourse Against Others.

      No direct or indirect stockholder, employee, officer or director, as such, past, present or future, of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Securities or the Indenture by reason of his or its status as such stockholder, employee, officer or director. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.   Authentication.

      This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

21.   Abbreviations.

      Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

22.   CUSIP Numbers.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.   Additional Rights of Holders of Securities.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

      Quality Food Centers, Inc.
      10112 NE 10th Street, Suite 201
      Bellevue, WA  98004
      Attn: Corporate Secretary

                                   ASSIGNMENT


      I or we assign this Security to

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee)


      Please insert Social Security or other identifying number of assignee

________________________________________________________________________________

and irrevocably appoint ________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:  ________________ Signed:________________________________________________

________________________________________________________________________________


                                    (Sign exactly as name appears on
                                    the other side of this Security)

                              Signature Guarantee**


----------
** NOTICE: The Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (Stamp); (ii) The New York Stock Exchange Medallion Program

      (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE


      If you want to elect to have this Security purchased by the Company pursuant to Section 4.13 or Article X of the Indenture, check the appropriate box:
      |_| Section 4.13         |_| Article X

      If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.13 or Article X of the Indenture, as the case may be, state the amount you want to be purchased (must be $1,000 or a multiple of $1,000): $_____________



Date:______________________  Signature:_________________________________________
                                       (Sign exactly as your name appears on the other side of this Security)

                              Signature Guarantee**


----------
** NOTICE: The Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent

      Medallion Program (Stamp); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(3)


      The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                                                   Principal amount of this
            Amount of decrease in      Amount of increase in       Global Security following      Signature of authorized
Date of    principal amount of this   principal amount of this           such decrease              officer of Trustee or
exchange       Global Security            Global Security                 or increase               Securities Custodian
--------   ------------------------   ------------------------     -------------------------      -----------------------




----------
(3) This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
TRANSFER OF SECURITIES

Re:   8.70% SENIOR SUBORDINATED NOTES DUE 2007 OF QUALITY FOOD
      CENTERS, INC.

      This certificate relates to $________________ principal amount of Securities held in (check applicable box)

      |_| book-entry or |_| definitive form by _____________________ (the "Transferor").

      The Transferor (check applicable box):

      |_| has requested the Registrar by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

      |_| has requested the Registrar by written order to exchange or register the transfer of a Security or Securities.

      In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with transfer restrictions relating to the above-captioned Securities as provided in Section
2.6 of such Indenture, and the transfer of this Security does not require registration under the Securities Act (as defined below) because (check applicable box):

      |_| Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

      |_| Such Security is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) that is purchasing for its own account or for the account of a "qualified institutional buyer" to whom notice is given that the transfer is being made in reliance on such Rule 144A, in each case in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B), 2.6(b)(i) or Section 2.6(d)(i)(B) of the Indenture) or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).

      |_| Such Security is being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or (x) to an institutional "accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is acquiring the Security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of $100,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).

      |_| Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).


                                    [INSERT NAME OF TRANSFEROR]


                                    By:_________________________________________

Date:___________________________